Alternative Loan Trust 2007-OA8
Issuing Entity
Final Term Sheet
$666,706,100 (Approximate)
CWALT, Inc.
Depositor
Countrywide Home Loans, Inc.
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.
This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS
DATED JUNE 28, 2007
Mortgage Pass-Through Certificates, Series 2007-OA8
Distributions payable monthly, beginning July 25, 2007
The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class				Initial Class
	Certificate				Certificate
	Balance/ Initial		Pass-Through		Balance/ Initial	Pass-Through
	Notional Amount(1)		Rate(2)		Notional Amount(1)	Rate(2)
Class 1-A-1	$127,393,000		Floating	Class M-2	$11,391,000	Floating
Class 1-A-2	$63,697,000		Floating	Class M-3	$3,350,000	Floating
Class 1-A-3	$21,232,000		Floating	Class M-4	$3,350,000	Floating
Class 2-A-1	$237,855,000		Floating	Class M-5	$3,350,000	Floating
Class 2-A-2	$118,928,000		Floating	Class M-6	$3,350,000	Floating
Class 2-A-3	$39,642,000		Floating	Class M-7	$3,350,000	Floating
Class X	$330,237,311	(3)	2.00%	Class M-8	$3,350,000	Floating
Class A-R	$100		N/A	Class M-9	$3,350,000	Floating
Class M-1	$17,086,000		Floating	Class M-10	$6,032,000	Floating

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the index on which the pass-through rates are based, the method for calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page S-7 of this free writing prospectus.

(3)	The Class X Certificates are interest only notional amount certificates. The initial notional amount of the Class X Certificates is set forth in the table above but is not included in the aggregate certificate balance of all of the certificates offered.

Summary
Issuing Entity
Alternative Loan Trust 2007-OA8, a common law trust formed under the laws of the State of New York.
Depositor
CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.
Sponsor and Sellers
Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.
Master Servicer
Countrywide Home Loans Servicing LP
Trustee
The Bank of New York
Counterparty
UBS AG
Pooling and Servicing Agreement
The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.
Cut-off Date
For any mortgage loan, the later of June 1, 2007 and the origination date for that mortgage loan.
Closing Date
On or about June 28, 2007.
The Mortgage Loans
The mortgage loans will consist of 30- and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.
The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.
As of the cut-off date, the aggregate current principal balance of the mortgage loans was approximately $670,057,311, approximately $233,706,569 of which are group 1 mortgage loans and approximately $436,350,743 of which are group 2 mortgage loans.
Solely for purposes of calculating the notional amount of the Class X Certificates, information is provided in this free writing prospectus and in Annex A attached to this free writing prospectus for a portion of the mortgage loans in each loan group. Sub-loan group X-1 will consist of the mortgage loans in loan group 1 that have a three-year hard prepayment charge and a mortgage rate based on the level of one-year MTA. Sub-loan group X-2 will consist of the mortgage loans in loan group 2 that have a three-year hard prepayment charge and a mortgage rate based on the level of one-year MTA. As of the cut-off date, the aggregate current principal balance of the mortgage loans in sub-loan group X-1 and sub-loan group X-2 was $145,414,052 and $218,083,304, respectively.

All of the mortgage loans in loan group 1 and sub-loan group X-1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.
As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$233,706,569
Geographic Concentrations in excess of 10%:
California	28.50%
Florida	18.29%
Weighted Average Original LTV Ratio	79.00%
Weighted Average Current Mortgage Rate	8.064%
Range of Current Mortgage Rates	1.750% to 10.000%
Average Current Principal Balance	$262,297
Range of Current Principal Balances	$31,088 to $751,111
Weighted Average Remaining Term to Maturity	389 months
Weighted Average FICO Credit Score	716
Weighted Average Gross Margin	3.363%
Weighted Average Maximum Mortgage Rate	10.072%
Weighted Average Minimum Mortgage Rate	3.363%
Maximum Negative Amortization	115%
As of the cut-off date, the sub-loan group X-1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$145,414,052
Geographic Concentrations in excess of 10%:
California	28.66%
Florida	20.59%
Weighted Average Original LTV Ratio	79.53%
Weighted Average Current Mortgage Rate	7.926%
Range of Current Mortgage Rates	1.750% to 10.000%
Average Current Principal Balance	$263,431
Range of Current Principal Balances	$49,897 to $718,351
Weighted Average Remaining Term to Maturity	391 months
Weighted Average FICO Credit Score	715
Weighted Average Gross Margin	3.403%
Weighted Average Maximum Mortgage Rate	10.052%
Weighted Average Minimum Mortgage Rate	3.403%
Maximum Negative Amortization	115%
As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$436,350,743
Geographic Concentrations in excess of 10%:
California	45.59%
Florida	15.95%
Weighted Average Original LTV Ratio	75.85%
Weighted Average Current Mortgage Rate	7.983%
Range of Current Mortgage Rates	1.000% to 10.250%
Average Current Principal Balance	$512,149
Range of Current Principal Balances	$59,870 to $2,841,867
Weighted Average Remaining Term to Maturity	399 months

Weighted Average FICO Credit Score	704
Weighted Average Gross Margin	3.366%
Weighted Average Maximum Mortgage Rate	10.075%
Weighted Average Minimum Mortgage Rate	3.366%
Maximum Negative Amortization	115%
As of the cut-off date, the sub-loan group X-2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$218,083,304
Geographic Concentrations in excess of 10%:
California	43.58%
Florida	19.67%
Michigan	11.02%
Weighted Average Original LTV Ratio	77.08%
Weighted Average Current Mortgage Rate	7.582%
Range of Current Mortgage Rates	1.750% to 10.250%
Average Current Principal Balance	$454,340
Range of Current Principal Balances	$59,870 to $2,748,929
Weighted Average Remaining Term to Maturity	398 months
Weighted Average FICO Credit Score	701
Weighted Average Gross Margin	3.382%
Weighted Average Maximum Mortgage Rate	10.060%
Weighted Average Minimum Mortgage Rate	3.382%
Maximum Negative Amortization	115%
Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates
The issuing entity will issue the following classes of certificates:

	Initial Class		Initial
	Certificate		Rating	Initial
	Balance/Initial		(Moody’s)	Rating
Class	Notional Amount (1)	Type	(2)	(S&P) (2)
Offered Certificates
Class 1-A-1	$127,393,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class 1-A-2	$63,697,000	Senior/Floating Pass-Through Rate/Super Senior/Support	Aaa	AAA
Class 1-A-3	$21,232,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class 2-A-1	$237,855,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class 2-A-2	$118,928,000	Senior/Floating Pass-Through Rate/Super Senior/Support	Aaa	AAA
Class 2-A-3	$39,642,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class X	$330,237,311	Senior/Notional Amount/Interest Only/
		Fixed Pass-Through Rate	Aaa	AAA
Class A-R	$100	Senior/REMIC Residual/Principal Only	Aaa	AAA
Class M-1	$17,086,000	Subordinate/Floating Pass-Through Rate	Aa1	AA+
Class M-2	$11,391,000	Subordinate/Floating Pass-Through Rate	Aa1	AA
Class M-3	$3,350,000	Subordinate/Floating Pass-Through Rate	Aa1	AA-
Class M-4	$3,350,000	Subordinate/Floating Pass-Through Rate	Aa1	A+
Class M-5	$3,350,000	Subordinate/Floating Pass-Through Rate	Aa2	A
Class M-6	$3,350,000	Subordinate/Floating Pass-Through Rate	Aa3	A-
Class M-7	$3,350,000	Subordinate/Floating Pass-Through Rate	A1	BBB+
Class M-8	$3,350,000	Subordinate/Floating Pass-Through Rate	A2	BBB
Class M-9	$3,350,000	Subordinate/Floating Pass-Through Rate	A3	BBB-
Class M-10	$6,032,000	Subordinate/Floating Pass-Through Rate	Baa3	N/R
Non-Offered Certificates (3)
Class C	N/A	Excess Cashflow	N/R	N/R
Class 1-P (4)	$100	Prepayment Charges	N/R	N/R
Class 2-P (4)	$100	Prepayment Charges	N/R	N/R

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The Class C, Class 1-P and Class 2-P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class C, Class 1-P and Class 2-P Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class 1-P and Class 2-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1 and loan group 2, respectively. Each of the Class 1-P and Class 2-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in loan group 1 and loan group 2, respectively, that require payment of a prepayment charge. The Class 1-P and Class 2-P Certificates will not bear interest.

The certificates will also have the following characteristics:

		Pass-Through Rate	Pass-Through Rate
	Related Loan	On and Before	After
	Group or Sub-	Optional	Optional		Interest Accrual
Class	Loan Group	Termination Date	Termination Date	Accrual Period	Convention
Offered Certificates
Class 1-A-1	1	LIBOR + 0.180% (1)	LIBOR + 0.360% (1)	(2)	Actual/360 (3)
Class 1-A-2	1	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
Class 1-A-3	1	LIBOR + 0.280% (1)	LIBOR + 0.560% (1)	(2)	Actual/360 (3)
Class 2-A-1	2	LIBOR + 0.180% (1)	LIBOR + 0.360% (1)	(2)	Actual/360 (3)
Class 2-A-2	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
Class 2-A-3	2	LIBOR + 0.280% (1)	LIBOR + 0.560% (1)	(2)	Actual/360 (3)
Class X	X-1 and X-2	(4)	(4)	calendar month (5)	30/360 (6)
Class A-R	1	(7)	(7)	N/A	N/A
Class M-1	1 and 2	LIBOR + 0.550% (1)	LIBOR + 0.825% (1)	(2)	Actual/360 (3)
Class M-2	1 and 2	LIBOR + 0.650% (1)	LIBOR + 0.975% (1)	(2)	Actual/360 (3)
Class M-3	1 and 2	LIBOR + 0.850% (1)	LIBOR + 1.275% (1)	(2)	Actual/360 (3)
Class M-4	1 and 2	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)
Class M-5	1 and 2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
Class M-6	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
Class M-7	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
Class M-8	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
Class M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
Class M-10	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)

Non-Offered Certificates
Class C	1 and 2	N/A	N/A	N/A	N/A
Class 1-P	1	N/A	N/A	N/A	N/A
Class 2-P	2	N/A	N/A	N/A	N/A

(1)	The pass-through rate on this class of certificates for the accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin and (ii) the applicable net rate cap.

(2)	The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or, in the case of the first distribution date, commencing on the closing date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(4)	The pass-through rate on this class of certificates for the accrual period for any distribution date will be a per annum rate equal to the lesser of 2.00% and the applicable net rate cap. See “Description of the Certificates — Interest” in this free writing prospectus.

(5)	The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(7)	The Class A-R Certificates will not accrue any interest.

Designations
We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class X and Class A-R Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates
Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
LIBOR Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Subordinated Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates
Record Date
LIBOR Certificates:
The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.
Class A-R and Class X Certificates:
The last business day of the month preceding the month of the distribution date.
Denominations
LIBOR Certificates:
$25,000 and multiples of $1 in excess thereof.
Class X Certificates:
$100,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
Two certificates of $99.99 and $0.01, respectively.
Registration of Certificates
Offered Certificates other than the Class A-R Certificates:
Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.
Class A-R Certificates:
Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.
Distribution Dates
Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.
Last Scheduled Distribution Date
The last scheduled distribution date for the offered certificates is the distribution date in June 2047. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.
Interest Payments
The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.
On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:
•	the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date,

•	any interest carry forward amount, and

•	with respect to the LIBOR certificates, any net rate carryover.
The pass-through rate with respect to any class of certificates will be reduced to the extent that the amount of deferred interest on the related mortgage loans exceeds the principal payments on those mortgage loans for the applicable distribution date, as described under “Description of the Certificates — Interest” in this free writing prospectus.
Principal Payments
On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus. The priority of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.
Amounts Available for Distributions on the Certificates
The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to a loan group (after the fees and expenses described under the next heading are subtracted):
•	all scheduled installments of interest and principal due and received on those mortgage loans in the applicable period, together with any advances with respect to them;
•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;
•	net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);
•	subsequent recoveries with respect to the mortgage loans in that loan group;
•	partial or full prepayments collected on the mortgage loans in that loan group during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and
•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.
Fees and Expenses
The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:
•	the master servicing fee and additional servicing compensation due to the master servicer;
•	the trustee fee due to the trustee;
•	lender paid mortgage insurance premiums, if any;
•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;
•	all prepayment charges (which are distributable only to the Class P Certificates); and
•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.
Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.
Servicing Compensation
Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described in this free writing prospectus.
Additional Servicing Compensation:
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), prepayment interest excess and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.
Source and Priority of Payments:
The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.
Priority of Payments; Distributions of Principal and Interest
On any distribution date, the aggregate available funds from both loan groups will be distributed in the following order:
1. to the Class X Certificates, the current interest and the interest carry forward amount for such class and such distribution date;
2. concurrently, to each class of senior certificates (other than the Class X Certificates and Class A-R Certificates), the current interest and the interest carry forward amount for each such class and such distribution date, pro rata based on their respective entitlements;
3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the current interest for each such class and such distribution date;
4. a. for each distribution date prior to the stepdown date or on which a trigger event is in effect, in the following order:
(1) in an amount up to the principal distribution amount for such distribution date, concurrently, to the following classes of certificates, pro rata between the group 1 senior certificates and the group 2 senior certificates on the basis of the group 1 principal distribution amount and the group 2 principal distribution amount, respectively:
(a) in an amount up to the group 1 principal distribution amount for such distribution date, in the following order:
(i) to the Class A-R Certificates, until their class certificate balance is reduced to zero;
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and
(iii) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after any distributions to such certificates from the group 2 principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero; and
(b) in an amount up to the group 2 principal distribution amount for such distribution date, in the following order:
(i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (after any distributions to such certificates from the group 1 principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero; and
(2) the remaining principal distribution amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

b. on each distribution date on or after the stepdown date so long as a trigger event is not in effect, in the following order:
(1) in an amount up to the senior principal distribution amount for such distribution date, concurrently, to the following classes of certificates, pro rata between the group 1 senior certificates and the group 2 senior certificates on the basis of the group 1 senior principal distribution amount and the group 2 senior principal distribution amount, respectively:
(a) in an amount up to the group 1 senior principal distribution amount for such distribution date, in the following order:
(i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and
(ii) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after any distributions to such certificates from the group 2 senior principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero; and
(b) in an amount up to the group 2 senior principal distribution amount for such distribution date, in the following order:
(i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (after any distributions to such certificates from the group 1 senior principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero; and
(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;
5. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the interest carry forward amount for each such class and such distribution date;
6. concurrently, to the classes of senior certificates, pro rata based on the aggregate unpaid realized loss amount for the senior certificates (other than the Class X Certificates) related to each loan group, as follows;
a. in an amount up to the aggregate unpaid realized loss amount for the group 1 senior certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class; and
b. in an amount up to the aggregate unpaid realized loss amount for the group 2 senior certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;
7. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;
8. concurrently, to each class of senior certificates (other than the Class X Certificates and Class A-R Certificates), in an amount up to the amount of net rate carryover for each such class, pro rata based on the amount of net rate carryover for each such class;
9. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the amount of net rate carryover for each such class; and
10. to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Trigger Events:
A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates (other than the Class X Certificates), until those senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.
The Stepdown Date:
The stepdown date will be the earlier of:
•	the distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates (other than the Class X Certificates) is reduced to zero; and
•	the later to occur of (x) the distribution date in July 2010 and (y) the first distribution date on which a fraction, the numerator of which is the excess of the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which that distribution date occurs (after giving effect to principal prepayments received in the prepayment period related to that due date) over the aggregate class certificate balance of the senior certificates (other than the Class X Certificates) immediately prior to that distribution date, and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date in the month of the current distribution date (after giving effect to principal prepayments received in the prepayment period related to that due date) is greater than or equal to (a) approximately 22.875% on any distribution date prior to the distribution date in July 2013 and (b) approximately 18.300% on any distribution date on or after the distribution date in July 2013.
The Corridor Contracts
The LIBOR certificates will have the benefit of a corridor contract beginning with the distribution date in July 2007 and will have the benefit of an additional corridor contract beginning with the distribution date in July 2011. The corridor contracts will be evidenced by two separate transactions between the counterparty and the trustee, acting on behalf of a separate supplemental interest trust created under the pooling and servicing agreement. On each applicable distribution date up to and including the related termination date of each contract, amounts, if any, received under the corridor contracts by the trustee, on behalf of the supplemental interest trust, will be deposited in the corridor contract reserve fund.
Prior to the distribution date in June 2010, if the amount of overcollateralization is zero on such distribution date, amounts, if any, on deposit in the corridor contract reserve fund will first be used to pay any remaining current interest and interest carry forward amounts on the LIBOR certificates and then to restore and to maintain overcollateralization at the required level. Any remaining amounts on deposit (or all such amounts, if the level of overcollateralization is greater than zero on such distribution date) will be used to cover net rate carryover on the LIBOR certificates.
Beginning with the distribution date in June 2010 and on each subsequent distribution date up to and including the distribution date in June 2017, amounts, if any, on deposit in the corridor contract reserve fund will first be used to pay any remaining current interest and interest carry forward amounts on the LIBOR certificates and then to restore and maintain overcollateralization at the required level. Any remaining amounts on deposit will be used to cover net rate carryover on the LIBOR certificates.
On any distribution date prior to the distribution date in June 2017, amounts, if any, on deposit in the corridor contract reserve fund in excess of the amounts distributed to the LIBOR certificates as described in the preceding two paragraphs will remain in the corridor contract reserve fund for distribution to the holders of the LIBOR certificates on future distribution dates for the purposes described in the preceding two paragraphs. On the distribution date in June 2017, following the distribution of any amounts in the corridor contract reserve fund, remaining amounts will be released to Banc of America Securities LLC and will not be available for payments on future distribution dates.
Payments under the corridor contracts will be made pursuant to the formulas described in “Description of the Certificates – The Corridor Contracts” in this free writing prospectus.
Allocation of Losses
After the credit enhancement provided by excess cashflow and overcollateralization, if any, has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses will be allocated in the following order:

•	to the subordinated certificates in reverse order of their distribution priority, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of each subordinated class has been reduced to zero, and
•	to the group 1 senior certificates and group 2 senior certificates (other than the Class X Certificates), as follows:
(a) with respect to realized losses on the group 1 mortgage loans, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, in each case until their respective class certificate balances are reduced to zero; and
(b) with respect to realized losses on the group 2 mortgage loans, sequentially, to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, in each case until their respective class certificate balances are reduced to zero.
Credit Enhancement
Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:
Overcollateralization
“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the offered certificates.
On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the initial aggregate class certificate balance of the certificates (other than the Class X and Class P Certificates) by approximately $3,351,211. This amount is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.
The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and the weighted average expense fee rate.
On any distribution date, the amount of overcollateralization, if any, will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow, if any, from the mortgage loans. The required level of overcollateralization may change over time.
Subordination
The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.
The senior certificates will have a distribution priority over the subordinated certificates. Within the classes with an “M” designation, the distribution priority is in numerical order.
Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, and second to the senior certificates in accordance with the priorities set forth above under “ — Allocation of Losses.”
Advances
The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
See “Servicing of Mortgage Loans — Advances” in this free writing prospectus.

Repurchase, Substitution and Purchase of Mortgage Loans
The sellers will be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.
The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.
If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.
The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).
Optional Termination
The master servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.
Tax Status
For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs, if any, and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR certificates will also represent the right to receive net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.
The corridor contracts and the assets held in the corridor contract reserve fund and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.
ERISA Considerations
The Class 1-A-1, Class 2-A-1 and Class X Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring Class 1-A-1 and Class 2-A-1 Certificates with assets of such a plan while the corridor contracts are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based exemption. The remaining classes of offered certificates may be purchased by an “insurance company general account” that holds plan assets and meets certain requirements.
A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.
Legal Investment
The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Mortgage Pool
General
Certain statistical information regarding certain characteristics of the Mortgage Loans as of the cut-off date is set forth in Annex A and Annex B hereto.
Servicing of Mortgage Loans
Servicing Compensation and Payment of Expenses
The “Expense Fee Rate” is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.
The expense fees consist of:
•	the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the “Master Servicing Fee”) with respect to each Mortgage Loan, equal to one-twelfth of the Stated Principal Balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

•	fees payable to the trustee in respect of its activity as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.
The “Master Servicing Fee Rate” for each Mortgage Loan is 0.375% per annum.
In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, Prepayment Interest Excess, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates —Fees and Expenses”.
Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans
When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from June 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the related certificateholders the full amount of interest to which they would be entitled for each related prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the “Compensating Interest”).

If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.
Certain Modifications and Refinancings
Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.
Description of the Certificates
General
The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.
The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller) Countrywide Home Loans Servicing LP or any of their affiliates.
The Mortgage Pass-Through Certificates, Series 2007-OA8 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class C, Class 1-P and Class 2-P Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this free writing prospectus.
When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class X and Class A-R Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates
Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
LIBOR Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Subordinated Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-2 Certificates	Senior/Floating Pass-Through Rate/Super Senior/Support
Class 1-A-3 Certificates	Senior/Floating Pass-Through Rate/Support
Class 2-A-1 Certificates	Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-2 Certificates	Senior/Floating Pass-Through Rate/Super Senior/Support
Class 2-A-3 Certificates	Senior/Floating Pass-Through Rate/Support
Class X Certificates	Senior/Notional Amount/Interest Only/Fixed Pass-Through Rate
Class A-R Certificates	Senior/REMIC Residual/Principal Only
Subordinated Certificates	Subordinate/Floating Pass-Through Rate
The Class 1-P, Class 2-P and Class C Certificates are not offered by this free writing prospectus. Any information in this free writing prospectus regarding the Class 1-P, Class 2-P and Class C Certificates is provided only to permit a better understanding of the offered certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amount set forth on the cover page of this free writing prospectus. The initial Class Certificate Balances or initial notional amount may vary in the aggregate by plus or minus 5%.
Calculation of Class Certificate Balance
The “Class Certificate Balance” of any class of offered certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

•	the Applied Realized Loss Amounts allocated to the class;
provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans in the related Loan Group distributed as principal to any class of related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.
Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable Loan Group and will be distributed in the priority set forth below under “—Distribution of Available Funds,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

Notional Amount Certificates
The Class X Certificates are notional amount certificates.
The notional amount of the Class X Certificates for any Distribution Date will equal the product of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates and Group 2 Senior Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Loan Group X-1 and Sub-Loan Group X-2 as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).
Book-Entry Certificates; Denominations
The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the LIBOR Certificates in minimum denominations representing an original principal amount amount of $25,000 and integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class X Certificates in minimum denominations representing an original principal amount amount of $100,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.
Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.
For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Registration of Securities” in the prospectus.
Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Payments on Mortgage Loans; Accounts
Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any Prepayment Interest Excess;

•	all payments on account of prepayment charges on the Mortgage Loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.
Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.
The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes with respect to the Mortgage Loans:
•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•	to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.
The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.
Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:
•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.
The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Distribution of Available Funds” and may from time to time make withdrawals from the Distribution Account:
•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.
There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.
Investments of Amounts Held in Accounts
The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.
The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.
The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earliest of (i) the Distribution Date in June 2017, following the distribution of any amounts in the Corridor Contract Reserve Fund, (ii) the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and (iii) the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

Fees and Expenses
The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee /Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan.	Monthly
	• Prepayment Interest Excess	Compensation	Interest paid by obligors with respect to certain prepayments on the Mortgage Loans	Monthly
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses /Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances /Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of Mortgage Loans — Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions
Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The “Record Date” for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For the Class A-R and Class X Certificates, the Record Date for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.
Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds a notional amount certificate or 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.
On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the applicable class of Class P Certificates.
The “Interest Remittance Amount” for any Distribution Date and Loan Group or Sub-Loan Group is equal to:
(a) the sum, without duplication, of:
(1) all scheduled interest on the Mortgage Loans in that Loan Group or Sub-Loan Group due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance Mortgage Loans,
(2) all interest on prepayments on the Mortgage Loans in that Loan Group or Sub-Loan Group, other than Prepayment Interest Excess,
(3) all advances relating to interest in respect of the Mortgage Loans in that Loan Group or Sub-Loan Group,
(4) amounts paid by the master servicer in respect of Compensating Interest for that Loan Group or Sub-Loan Group, and
(5) liquidation proceeds on the Mortgage Loans in that Loan Group or Sub-Loan Group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), minus
(b) all non-recoverable advances in respect of the Mortgage Loans in that Loan Group or Sub-Loan Group relating to interest and certain expenses reimbursed since the prior Due Date.

The “Principal Remittance Amount” for any Distribution Date and Loan Group or Sub-Loan Group is equal to:
(a) the sum, without duplication, of:
(1) the principal portion of the regular monthly payment collected or advanced on the Mortgage Loans in that Loan Group or Sub-Loan Group with respect to the related Due Date,
(2) prepayments on the Mortgage Loans in that Loan Group or Sub-Loan Group collected in the related Prepayment Period,
(3) the Stated Principal Balance of each Mortgage Loan in that Loan Group or Sub-Loan Group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,
(4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that Loan Group or Sub-Loan Group, and
(5) all liquidation proceeds in respect of Mortgage Loans in that Loan Group or Sub-Loan Group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that Loan Group or Sub-Loan Group received during the related Prepayment Period, minus
(b) all non-recoverable advances relating to principal on the Mortgage Loans in that Loan Group or Sub-Loan Group and certain expenses reimbursed since the prior Due Date.
“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related borrower and retained by the master servicer in respect of interest on such principal prepayment.
Interest
For any Distribution Date, the “Accrual Period” for (x) the LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on day immediately prior to that Distribution Date and (y) the Class X Certificates will be the calendar month preceding the month of that Distribution Date.
Interest Entitlement. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. Interest on the Class X Certificates will be calculated on the basis of a 360 day year divided into twelve 30 day months.
The “Interest Funds” for any Distribution Date and Loan Group or Sub-Loan Group are equal to the Interest Remittance Amount for that Loan Group or Sub-Loan Group minus the related portion of the Trustee Fee for such Distribution Date.
“Current Interest,” with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.
“Interest Carry Forward Amount,” with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over
(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.
Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a “Pass-Through Rate”).
LIBOR Certificates
The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:
(1) the sum of (a) One-Month LIBOR for such Accrual Period and (b) the Pass-Through Margin for such class and Accrual Period, and
(2) the related Net Rate Cap for such class and the related Distribution Date.
Class X Certificates
The Pass-Through Rate with respect to each Accrual Period and the Class X Certificates will be a per annum rate equal to the lesser of:
(1) 2.00%; and
(2) the related Net Rate Cap for such class and the related Distribution Date.
The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of Certificates	Pass-Through Margin
	(1)	(2)
Class 1-A-1	0.180%	0.360%
Class 1-A-2	0.230%	0.460%
Class 1-A-3	0.280%	0.560%
Class 2-A-1	0.180%	0.360%
Class 2-A-2	0.230%	0.460%
Class 2-A-3	0.280%	0.560%
Class M-1	0.550%	0.825%
Class M-2	0.650%	0.975%
Class M-3	0.850%	1.275%
Class M-4	1.250%	1.875%
Class M-5	1.500%	2.250%
Class M-6	1.750%	2.625%
Class M-7	1.750%	2.625%
Class M-8	1.750%	2.625%
Class M-9	1.750%	2.625%
Class M-10	1.750%	2.625%

(1)	For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.
Class A-R, Class P and Class C Certificates
The Class A-R, Class 1-P, Class 2-P and Class C Certificates do not have a Pass-Through Rate.

“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the Expense Fee Rate.
“Weighted Average Adjusted Net Mortgage Rate,” for any Distribution Date and Loan Group or Sub-Loan Group is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that Loan Group or Sub-Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).
“Available Funds” for any Distribution Date and Loan Group or Sub-Loan Group is equal to the sum of (a) Interest Funds for that Loan Group or Sub-Loan Group and Distribution Date and (b) the Principal Remittance Amount for such Loan Group or Sub-Loan Group and Distribution Date.
“Available Funds Rate Cap” for any Distribution Date and the following classes of certificates is:
•	with respect to the Class X Certificates, the product, expressed as a percentage, of:
(a)	the sum of Available Funds for Sub-Loan Group X-1 and Sub-Loan Group X-2, and

(b)	a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Loan Group X-1 and Sub-Loan Group X-2 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date); and
•	with respect to the LIBOR Certificates, the product, expressed as a percentage, of:
(a)	the sum of Available Funds for both Loan Groups, and

(b)	a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).
The “Net Rate Cap” for each Distribution Date and the following classes of certificates will equal:
•	with respect to the Class X Certificates, the lesser of:
(a)	the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in Sub-Loan Group X-1 and Sub-Loan Group X-2 for such Distribution Date, and

(b)	the related Available Funds Rate Cap; and
•	with respect to the LIBOR Certificates, the product of:
(a)	the excess, if any, of
(i)	the lesser of:
(A)	the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans for such Distribution Date, and

(B)	the related Available Funds Rate Cap, over

(ii)	the product of:
(A)	the interest accrued on the Class X Certificates during the related Accrual Period, and

(B)	a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and
(b)	a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.
The “Net Rate Carryover” for each class of LIBOR Certificates on any Distribution Date will equal the sum of:
(a)	the excess, if any, of:
(i)	the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)	the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, and
(b)	the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).
Deferred Interest
With respect to each Mortgage Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.
The Corridor Contracts
The LIBOR Certificates will have the benefit of two interest rate corridor contracts (“Corridor Contract 1” and “Corridor Contract 2”, and, together, the “Corridor Contracts”). The Corridor Contracts will be assets of a separate trust (the “Supplemental Interest Trust”) created under the pooling and servicing agreement for the benefit of the LIBOR Certificates. Each Corridor Contract will be evidenced by a confirmation between UBS AG (the “Counterparty”) and The Bank of New York, as supplemental interest trustee (in such capacity, the “supplemental interest trustee.”
On the Closing Date, the Supplemental Interest Trustee and the Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency – Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Corridor Contracts will supplement, form part of, and be subject to the ISDA Master Agreement. The Corridor Contracts are subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.
Beginning with the Distribution Date in July 2007 and on each subsequent Distribution Date up to and including the Distribution Date in June 2017 (the “Corridor Contract 1 Termination Date”), the amount payable by the Counterparty under Corridor Contract 1 will equal the product of:

(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Contract 1 Ceiling Rate for such Distribution Date over (y) the related Corridor Contract 1 Strike Rate for such Distribution Date; and

(ii)	the lesser of (a) the applicable Corridor Contract 1 Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii)	the actual number of days in the related accrual period, divided by 360.
The “Corridor Contract 1 Notional Balance”, the “Corridor Contract 1 Strike Rate” and the “Corridor Contract 1 Ceiling Rate” are as described in the following table:

	Corridor		Corridor
	Contract 1	Corridor	Contract 1
Month of	Notional	Contract 1	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
July 2007	654,540,545.62	5.8100	10.1225
August 2007	648,516,296.68	5.8100	8.4854
September 2007	641,897,426.45	5.8100	8.3148
October 2007	634,229,309.22	5.8100	8.0153
November 2007	625,464,407.76	5.8700	8.2598
December 2007	615,617,748.03	5.9900	8.0488
January 2008	604,723,344.38	6.1200	8.4251
February 2008	592,878,570.04	6.2500	8.5450
March 2008	580,062,444.05	6.2700	8.1060
April 2008	566,327,829.85	6.3900	8.6812
May 2008	551,747,099.90	6.5200	8.5289
June 2008	536,326,798.33	6.6400	8.9421
July 2008	517,768,661.10	6.7500	8.8042
August 2008	501,090,653.00	6.8700	9.2132
September 2008	483,874,609.45	6.9800	9.3575
October 2008	466,329,491.59	7.0800	9.1990
November 2008	448,995,352.56	7.1800	9.6250
December 2008	432,257,130.20	7.2800	9.4491
January 2009	412,701,578.03	7.3700	9.9145
February 2009	397,496,541.98	7.4500	10.0371
March 2009	382,864,982.84	7.3900	9.7500
April 2009	368,791,733.20	7.4700	10.1094
May 2009	355,256,360.33	7.5200	10.0400
June 2009	342,212,957.94	7.5800	10.3053
July 2009	325,917,100.90	7.6300	10.2700
August 2009	314,077,416.31	7.6700	10.5181
September 2009	302,686,540.13	7.7000	10.5873
October 2009	291,729,889.18	7.7400	10.5200
November 2009	281,190,852.81	7.7500	10.7165
December 2009	271,053,765.86	7.7600	10.6000
January 2010	253,516,486.74	7.7700	10.8862
February 2010	244,364,687.33	7.7700	10.9155
March 2010	235,561,920.41	7.7600	10.6700
April 2010	227,093,565.11	7.7600	10.9422
May 2010	218,937,058.14	7.7500	10.6500
June 2010	211,070,994.13	7.7300	10.9702
July 2010	197,358,913.67	7.7200	10.6273
August 2010	190,291,188.72	7.7000	11.0898
September 2010	183,492,929.79	7.6800	11.0847
October 2010	176,954,322.92	7.6600	10.6082
November 2010	170,663,077.75	7.6300	11.0767
December 2010	164,612,469.72	7.5900	10.5739
January 2011	152,807,283.51	7.5500	11.1909

	Corridor		Corridor
	Contract 1	Corridor	Contract 1
Month of	Notional	Contract 1	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
February 2011	147,413,832.45	7.5100	11.1699
March 2011	142,225,230.61	7.4600	10.1600
April 2011	137,233,116.54	7.4000	11.1768
May 2011	132,419,950.00	7.3400	10.6353
June 2011	127,777,857.95	7.2700	11.1673
July 2011	117,631,971.97	7.2000	10.1847
August 2011	113,542,066.29	7.1200	10.7512
September 2011	109,603,267.89	7.0300	10.7348
October 2011	105,813,659.50	6.9400	10.1178
November 2011	102,169,317.30	6.8400	10.6851
December 2011	98,664,165.48	6.7400	10.0418
January 2012	89,919,559.39	6.6300	10.9104
February 2012	86,852,611.84	6.5100	10.8711
March 2012	83,903,216.16	6.4000	9.4465
April 2012	81,064,257.85	6.2600	10.7787
May 2012	78,327,174.90	6.1300	10.0365
June 2012	75,687,993.20	6.5000	10.6539
July 2012	67,789,059.58	6.5000	10.1254
August 2012	65,482,559.60	5.9600	10.9654
September 2012	63,264,760.64	6.1000	10.6454
October 2012	61,131,968.39	6.2500	10.0972
November 2012	59,081,079.52	6.3900	11.0960
December 2012	57,109,093.56	6.5200	10.5302
January 2013	50,603,623.76	6.1800	12.0821
February 2013	48,908,116.20	6.3100	11.7132
March 2013	47,276,639.04	6.4400	9.0922
April 2013	45,707,370.03	6.0800	12.1294
May 2013	44,197,151.80	6.2000	10.8351
June 2013	42,744,211.02	6.3300	11.9251
July 2013	37,931,717.59	6.4600	11.3105
August 2013	36,687,242.97	6.5700	12.7050
September 2013	35,490,681.55	6.6900	13.0853
October 2013	34,340,181.17	6.7900	12.3130
November 2013	33,233,960.67	6.8900	13.4576
December 2013	32,170,125.41	6.9900	12.5500
January 2014	27,881,963.69	7.0600	14.6756
February 2014	26,901,033.83	7.1600	14.8021
March 2014	25,957,875.85	7.2500	12.1100
April 2014	25,050,667.92	6.3100	15.1254
May 2014	24,177,604.88	6.3700	12.8605
June 2014	23,337,699.51	6.4400	14.2097
July 2014	20,008,518.43	6.5000	14.1455
August 2014	19,234,455.56	6.5400	15.7312
September 2014	18,490,251.19	6.5900	15.8923
October 2014	17,774,805.01	6.6000	14.5954
November 2014	17,087,045.93	6.6300	16.1932
December 2014	16,425,870.41	6.6500	14.8288
January 2015	15,790,231.99	6.6400	16.4962
February 2015	15,179,091.30	6.6600	16.6065
March 2015	14,591,551.76	6.6500	12.9500
April 2015	14,026,642.63	6.6400	16.8766
May 2015	13,483,192.58	6.6100	15.3504
June 2015	12,960,498.75	6.5900	17.0956
July 2015	12,457,923.70	6.5600	15.5155
August 2015	11,974,836.22	6.5200	17.3126
September 2015	11,510,480.37	6.4700	17.4145
October 2015	11,064,124.37	7.4300	9.4300
November 2015	10,635,051.61	7.3800	9.3800

	Corridor		Corridor
	Contract 1	Corridor	Contract 1
Month of	Notional	Contract 1	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
December 2015	10,222,559.07	7.3100	9.3100
January 2016	9,826,055.76	7.2200	9.2200
February 2016	9,444,911.25	7.1300	9.1300
March 2016	9,078,533.25	7.0500	9.0500
April 2016	8,726,249.50	6.9500	8.9500
May 2016	8,387,351.12	6.8600	8.8600
June 2016	8,061,425.78	6.7600	8.7600
July 2016	7,748,107.96	6.6500	8.6500
August 2016	7,446,918.71	6.5500	8.5500
September 2016	7,157,425.79	6.4300	8.4300
October 2016	6,879,163.18	6.3200	8.3200
November 2016	6,611,671.02	6.2000	8.2000
December 2016	6,354,556.86	6.0600	8.0600
January 2017	6,107,378.31	7.0900	7.9400
February 2017	5,869,793.73	6.9600	7.8100
March 2017	5,641,392.34	6.8400	7.6900
April 2017	5,421,823.48	6.7100	7.5600
May 2017	5,210,600.00	6.5800	7.4300
June 2017	5,007,502.82	6.5800	7.4300
July 2017 and thereafter	0.00	0.0000	0.0000
Beginning with the Distribution Date in July 2011 and on each subsequent Distribution Date up to and including the Distribution Date in June 2017 (the “Corridor Contract 2 Termination Date”), the amount payable by the Counterparty under Corridor Contract 2 will equal the product of:
(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Contract 2 Ceiling Rate for such Distribution Date over (y) the related Corridor Contract 2 Strike Rate for such Distribution Date; and

(ii)	the lesser of (a) the applicable Corridor Contract 2 Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii)	the actual number of days in the related accrual period, divided by 360.
The “Corridor Contract 2 Notional Balance”, the “Corridor Contract 2 Strike Rate” and the “Corridor Contract 2 Ceiling Rate ” are as described in the following table:

	Corridor		Corridor
	Contract 2	Corridor	Contract 2
Month of	Notional	Contract 2	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
July 2011	117,631,971.97	4.7500	5.2500
August 2011	113,542,066.29	4.7600	5.2600
September 2011	109,603,267.89	4.7600	5.2600
October 2011	105,813,659.50	4.7700	5.2700
November 2011	102,169,317.30	4.7800	5.2800
December 2011	98,664,165.48	4.7800	5.2800
January 2012	89,919,559.39	4.7900	5.2900
February 2012	86,852,611.84	4.8000	5.3000
March 2012	83,903,216.16	4.8100	5.3100
April 2012	81,064,257.85	4.8100	5.3100
May 2012	78,327,174.90	4.8200	5.3200
June 2012	75,687,993.20	4.8300	5.3300

	Corridor		Corridor
	Contract 2	Corridor	Contract 2
Month of	Notional	Contract 2	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
July 2012	67,789,059.58	4.7500	5.3300
August 2012	65,482,559.60	4.7600	5.3400
September 2012	63,264,760.64	4.7700	5.3500
October 2012	61,131,968.39	4.7700	5.3500
November 2012	59,081,079.52	4.7800	5.3600
December 2012	57,109,093.56	4.7900	5.3700
January 2013	50,603,623.76	4.8000	5.3800
February 2013	48,908,116.20	4.8000	5.3800
March 2013	47,276,639.04	4.8100	5.3900
April 2013	45,707,370.03	4.8200	5.4000
May 2013	44,197,151.80	4.8300	5.4100
June 2013	42,744,211.02	4.8400	5.4200
July 2013	37,931,717.59	4.8500	5.4300
August 2013	36,687,242.97	4.8600	5.4400
September 2013	35,490,681.55	4.8700	5.4500
October 2013	34,340,181.17	4.8800	5.4600
November 2013	33,233,960.67	4.8900	5.4700
December 2013	32,170,125.41	4.9000	5.4800
January 2014	27,881,963.69	4.9100	5.4900
February 2014	26,901,033.83	4.9200	5.5000
March 2014	25,957,875.85	4.9200	5.5000
April 2014	25,050,667.92	4.9300	5.5100
May 2014	24,177,604.88	4.9400	5.5200
June 2014	23,337,699.51	4.9500	5.5300
July 2014	20,008,518.43	4.9500	5.5300
August 2014	19,234,455.56	4.9600	5.5400
September 2014	18,490,251.19	4.9600	5.5400
October 2014	17,774,805.01	4.9700	5.5500
November 2014	17,087,045.93	4.9700	5.5500
December 2014	16,425,870.41	4.9700	5.5500
January 2015	15,790,231.99	4.9800	5.5600
February 2015	15,179,091.30	4.9800	5.5600
March 2015	14,591,551.76	4.9900	5.5700
April 2015	14,026,642.63	4.9900	5.5700
May 2015	13,483,192.58	5.0000	5.5800
June 2015	12,960,498.75	5.0000	5.5800
July 2015	12,457,923.70	5.0100	5.5900
August 2015	11,974,836.22	5.0200	5.6000
September 2015	11,510,480.37	5.0300	5.6100
October 2015	11,064,124.37	5.0300	5.6100
November 2015	10,635,051.61	5.0400	5.6200
December 2015	10,222,559.07	5.0500	5.6300
January 2016	9,826,055.76	5.0600	5.6400
February 2016	9,444,911.25	5.0700	5.6500
March 2016	9,078,533.25	5.0800	5.6600
April 2016	8,726,249.50	5.0900	5.6700
May 2016	8,387,351.12	5.1000	5.6800
June 2016	8,061,425.78	5.1000	5.6800
July 2016	7,748,107.96	5.1100	5.6900
August 2016	7,446,918.71	5.1200	5.7000
September 2016	7,157,425.79	5.1200	5.7000
October 2016	6,879,163.18	5.1300	5.7100
November 2016	6,611,671.02	5.1300	5.7100
December 2016	6,354,556.86	5.1300	5.7100
January 2017	6,107,378.31	5.1400	5.7200
February 2017	5,869,793.73	5.1400	5.7200
March 2017	5,641,392.34	5.1400	5.7200
April 2017	5,421,823.48	5.1400	5.7200

	Corridor		Corridor
	Contract 2	Corridor	Contract 2
Month of	Notional	Contract 2	Ceiling
Distribution Date	Balance ($)	Strike Rate (%)	Rate (%)
May 2017	5,210,600.00	5.1400	5.7200
June 2017	5,007,502.82	5.1400	5.7200
July 2017 and thereafter	0.00	0.0000	0.0000
On each Distribution Date up to an including the related termination date of each Corridor Contract, amounts, if any, received under the Corridor Contracts by the supplemental interest trustee will be deposited in the Corridor Contract Reserve Fund.
Prior to the Distribution Date in June 2010, if the Overcollateralized Amount has been reduced to zero on such Distribution Date, amounts, if any, on deposit in the Corridor Contract Reserve Fund will first be used to pay any remaining Current Interest and Interest Carry Forward Amounts on the LIBOR Certificates and then to restore and to maintain overcollateralization at the required level. Any remaining amounts on deposit (or all such amounts, if the Overcollateralized Amount is greater than zero on such Distribution Date) will be used to cover Net Rate Carryover on the LIBOR Certificates. Beginning with the Distribution Date in June 2010 and on each subsequent Distribution Date up to and including the Distribution Date in June 2017, amounts, if any, on deposit in the Corridor Contract Reserve Fund will first be used to pay any remaining Current Interest and Interest Carry Forward Amounts on the LIBOR Certificates and then to restore and maintain overcollateralization at the required level. Any remaining amounts on deposit will be used to cover Net Rate Carryover on the LIBOR Certificates. On any Distribution Date prior to the Distribution Date in June 2017, amounts, if any, on deposit in the Corridor Contract Reserve Fund in excess of the amounts distributed to the LIBOR Certificates as described in this paragraph will remain in the Corridor Contract Reserve Fund for distribution to the holders of the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph. On the Distribution Date in June 2017, following the distribution of any amounts in the Corridor Contract Reserve Fund, remaining amounts will be released to Banc of America Securities LLC and will not be available for payments on future Distribution Dates.
The Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Counterparty fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Counterparty chooses not to procure an eligible guarantee of its payment obligations under the Corridor Contracts or transfer the Corridor Contracts to an eligible replacement counterparty, the Counterparty may be required to pledge cash or other collateral in the form of securities to the supplemental interest trustee with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the supplemental interest trustee as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Counterparty is the sole defaulting party or sole affected party, as applicable, and a termination payment is payable from the Counterparty. If the credit ratings of the Counterparty fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Counterparty is obligated to use commercially reasonable efforts to procure an eligible guarantee of its payment obligations under the Corrdor Contracts or transfer the Corridor Contracts to an eligible replacement counterparty at no cost to either the supplemental interest trustee or the issuing entity, and the Counterparty may also be obligated to pledge additional collateral. The failure of the Counterparty to make such efforts or to procure an eligible guarantee or replacement as described in the preceding sentence would entitle the supplemental interest trustee to declare an early termination of the Corridor Contracts as more fully described below. If the Corridor Contracts are terminated, Countrywide Home Loans will be required to assist the supplemental interest trustee in procuring replacement corridor contracts with terms that are substantially the same as those of the original Corridor Contracts.
If either Corridor Contract is terminated early, the Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Counterparty will be paid to a replacement counterparty as consideration for entering into a replacement corridor contract. In the event that no replacement counterparty can be procured, such termination payment will instead be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates as described above until the Distribution Date in June 2017.

Each Corridor Contract will be subject to early termination by the supplemental interest trustee if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Counterparty (or any related guarantor, if applicable) include the following:
1. a failure to make a payment due under a Corridor Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,
2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Counterparty, if its credit ratings no longer satisfy each of the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure an eligible guarantee of the Counterparty’s payment obligations under the Corridor Contracts or transfer the Corridor Contracts to an eligible replacement counterparty,
3. if the credit ratings of the Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Corridor Contracts,
4. a breach of certain representations of the Counterparty in the ISDA Master Agreement,
5. the occurrence or existence of (i) a default of the Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Counterparty (after giving effect to any applicable notice requirement or grace period),
6. certain insolvency or bankruptcy events, and
7. a merger by the Counterparty without an assumption of its obligations under the Corridor Contracts and the ISDA Master Agreement.
Each Corridor Contract will also be subject to early termination by either the Counterparty or the supplemental interest trustee if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:
1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Counterparty) to perform its obligations under the Corridor Contracts,
2. a tax event (which generally relates to an amount being deducted or withheld for or on account of taxes with respect to a payment or the payment of an additional amount on account of an indemnifiable tax under the Corridor Contracts), and
3. a tax event upon merger (which generally relates to an amount being deducted or withheld from a payment for or on account of taxes or the payment of an additional amount on account of an indemnifiable tax under the Corridor Contracts, in each case, resulting from a merger).

Finally, each Corridor Contract will also be subject to early termination by the supplemental interest trustee (or in the case of paragraph 5 below, by either the supplemental interest trustee or the Counterparty) if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the Counterparty, in each case in accordance with the provisions of the ISDA Master Agreement:
1. in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,
2. in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Counterparty has failed to either procure an eligible guarantee of the Counterparty’s payment obligations under the Corridor Contracts or transfer the Corridor Contracts to an eligible replacement counterparty,
3. in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and
4. in the event of a failure by the Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Counterparty fails to transfer the related contract at its sole cost and expense, in whole, but not in part, to a counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any counterparty credit rating requirement set forth in the applicable Corridor Contract and (iii) is approved by the Rating Agencies.
The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.
The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.
The significance percentage for each Corridor Contract, and for both of the Corridor Contracts taken in the aggregate, is less than 10%. The “significance percentage” is the percentage that the significance estimate of each Corridor Contract represents of the aggregate Class Certificate Balance of the LIBOR Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of each contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The offered certificates do not represent an obligation of the Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Counterparty in respect of its obligations under the Corridor Contracts.
The Corridor Contracts and the ISDA Master Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.
Principal
The “Principal Distribution Amount,” with respect to each Distribution Date, is the excess, if any, of:
(i)	the aggregate Class Certificate Balance of the certificates (other than the Class X Certificates) immediately prior to such Distribution Date, over

(ii)	the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.
The “Group 1 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the lesser of (a) the Principal Distribution Amount and (b) the amount of Available Funds remaining after the distributions of Available Funds according to priorities (1) through (3) under “— Distribution of Available Funds” below and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both Loan Groups for that Distribution Date.
The “Group 2 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the lesser of (a) the Principal Distribution Amount and (b) the amount of Available Funds remaining after the distributions of Available Funds according to priorities (1) through (3) under “— Distribution of Available Funds” below and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both Loan Groups for that Distribution Date.
“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related borrower, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period, (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date and (iv) any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The “Pool Principal Balance” equals the aggregate of the Stated Principal Balances of the Mortgage Loans.
“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.
“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

“Senior Principal Distribution Amount” for any Distribution Date, will equal the excess of:
(1) the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) immediately prior to such Distribution Date, over
(2) the lesser of (A) the product of (i) (x) 77.125% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in July 2013 or (y) 81.700% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2013 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.
The “Group 1 Senior Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the lesser of (a) the Senior Principal Distribution Amount and (b) the amount of Available Funds remaining after the distributions of Available Funds according to priorities (1) through (3) under “— Distribution of Available Funds” below and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both Loan Groups for that Distribution Date.
The “Group 2 Senior Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the lesser of (a) the Senior Principal Distribution Amount and (b) the amount of Available Funds remaining after the distributions of Available Funds according to priorities (1) through (3) under “— Distribution of Available Funds” below and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both Loan Groups for that Distribution Date.
“Subordinated Class Principal Distribution Amount” for any class of Subordinated Certificates and Distribution Date will equal the excess of:
(1) the sum of:
(a)	the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),
(b)	the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c)	the Class Certificate Balance of such class of Subordinated Certificates immediately prior to such Distribution Date, over
(2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;
provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Subordinated Certificates will equal the respective percentages indicated in the following table:

	Initial Target	Stepdown Target	Stepdown Target
	Subordination	Subordination	Subordination
	Percentage	Percentage (1)	Percentage (2)
Class M-1	6.60%	16.50%	13.20%
Class M-2	4.90%	12.25%	9.80%
Class M-3	4.40%	11.00%	8.80%
Class M-4	3.90%	9.75%	7.80%
Class M-5	3.40%	8.50%	6.80%
Class M-6	2.90%	7.25%	5.80%
Class M-7	2.40%	6.00%	4.80%
Class M-8	1.90%	4.75%	3.80%
Class M-9	1.40%	3.50%	2.80%
Class M-10	0.50%	1.25%	1.00%

(1)	For any Distribution Date occurring on or after the Distribution Date occurring in July 2010 and prior to the Distribution Date occurring in July 2013.

(2)	For any Distribution Date occurring on or after the Distribution Date occurring in July 2013.
The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.
“OC Floor” means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.
“Overcollateralization Target Amount” means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor;
provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.
“Stepdown Date” is the earlier to occur of:
(1) the Distribution Date after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) is reduced to zero, and
(2) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X

Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 22.875% on any Distribution Date prior to the Distribution Date in July 2013 and (b) 18.300% on any Distribution Date on or after the Distribution Date in July 2013.
A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.
A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds (i) if such Distribution Date is prior to the Distribution Date in July 2012, the product of (a) 30.60% and (b) the Senior Enhancement Percentage for such Distribution Date and (ii) if such Distribution Date is on or after the Distribution Date in July 2012, the product of (a) 38.25% and (b) the Senior Enhancement Percentage for such Distribution Date.
The “Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:
(1) the numerator of which is the excess of:
(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over
(b) (i) before the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) has been reduced to zero, the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates), or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and
(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.
A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below:

Distribution Date	Percentage
July 2009 — June 2010	0.20% with respect to July 2009, plus an additional 1/12th of 0.25% for each month thereafter through June 2010
July 2010 — June 2011	0.45% with respect to July 2010, plus an additional 1/12th of 0.30% for each month thereafter through June 2011
July 2011 — June 2012	0.75% with respect to July 2011, plus an additional 1/12th of 0.35% for each month thereafter through June 2012
July 2012 — June 2013	1.10% with respect to July 2012, plus an additional 1/12th of 0.40% for each month thereafter through June 2013
July 2013 — June 2014	1.50% with respect to July 2013, plus an additional 1/12th of 0.15% for each month thereafter through June 2014
July 2014 and thereafter	1.65%

“Unpaid Realized Loss Amount” means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.
The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.
The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the related Prepayment Period). For purposes of calculating the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method.
A “Realized Loss” with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.
“Subsequent Recoveries” are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.
Residual Certificates
The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.
Overcollateralization Provisions
The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

Distribution of Available Funds
On each Distribution Date, the aggregate Available Funds for both Loan Groups will be distributed in the following amounts and order:
1. to the Class X Certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;
2. concurrently, to each class of Senior Certificates (other than the Class X Certificates and Class A-R Certificates), the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date, pro rata based on their respective entitlements;
3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Current Interest for each such class and such Distribution Date;
4. a. for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:
(1) in an amount up to the Principal Distribution Amount for such Distribution Date, concurrently, to the following classes of certificates, pro rata between the Group 1 Senior Certificates and the Group 2 Senior Certificates on the basis of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively:
(a) in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date, in the following order:
(i) to the Class A-R Certificates, until their Class Certificate Balance is reduced to zero;
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and
(iii) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after any distributions to such certificates from the Group 2 Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and
(b) in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date, in the following order:
(i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (after any distributions to such certificates from the Group 1 Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and
(2) the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and
b. on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order:

(1) in an amount up to the Senior Principal Distribution Amount for such Distribution Date, concurrently, to the following classes of certificates, pro rata between the Group 1 Senior Certificates and the Group 2 Senior Certificates on the basis of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount, respectively:
(a) in an amount up to the Group 1 Senior Principal Distribution Amount for such Distribution Date, in the following order:
(i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and
(ii) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (after any distributions to such certificates from the Group 2 Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and
(b) in an amount up to the Group 2 Senior Principal Distribution Amount for such Distribution Date, in the following order:
(i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and
(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (after any distributions to such certificates from the Group 1 Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and
(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;
5. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;
6. concurrently, to the classes of Senior Certificates, pro rata based on the aggregate Unpaid Realized Loss Amount for the Senior Certificates (other than the Class X Certificates) related to each Loan Group, as follows;
a. in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 1 Senior Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class; and
b. in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 2 Senior Certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;
7. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;
8. concurrently, to each class of Senior Certificates (other than the Class X Certificates and Class A-R Certificates), in an amount up to the amount of Net Rate Carryover for each such class, pro rata based on the amount of Net Rate Carryover for each such class;

9. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class; and
10. to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.
Calculation of One-Month LIBOR
The LIBOR Certificates will bear interest during each Accrual Period at the applicable rate determined as described under “—Interest” above.
On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an “Interest Determination Date”), the trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:
(1)	with an established place of business in London,

(2)	which have been designated as such by the trustee and

(3)	which are not controlling, controlled by, or under common control with, the depositor, Countrywide Servicing or any successor master servicer.
The establishment of One-Month LIBOR on each Interest Determination Date by the trustee and the trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.
Carryover Reserve Fund
The pooling and servicing agreement requires the trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

Corridor Contract Reserve Fund
The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the Supplemental Interest Trust on behalf of the holders of the LIBOR Certificates. On the closing date, the depositor will deposit, or cause to be deposited, $1,000 in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.
Beginning on the Distribution Date in July 2007 and on each Distribution Date prior to the Corridor Contract 1 Termination Date or the Corridor Contract 2 Termination Date, as applicable, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contracts for the related Accrual Period.
On each Distribution Date up to and including the Distribution Date in June 2017, following the distribution of Available Funds pursuant to “ — Distribution of Available Funds” above, the supplemental interest trustee will distribute any amounts on deposit in the Corridor Contract Reserve Fund in the following order:
1. on (i) any Distribution Date prior to the Distribution Date in June 2010 on which the Overcollateralized Amount is equal to zero and (ii) on any Distribution Date on or after the Distribution Date in June 2010, in the following order:
(i) concurrently, to each class of Senior Certificates (other than the Class X Certificates and Class A-R Certificates), any remaining Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata based on their respective entitlements; and
(ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any remaining Current Interest and Interest Carry Forward Amount for each such class;
2. on (i) any Distribution Date prior to the Distribution Date in June 2010 on which the Overcollateralized Amount is equal to zero and (ii) on any Distribution Date on or after the Distribution Date in June 2010, to the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of principal as described under “ — Distribution of Available Funds” above, payable in the amounts and priorities described in rules 4(a) and 4(b) under “ — Distribution of Available Funds” above;
3. concurrently, to each class of Senior Certificates (other than the Class X Certificates and Class A-R Certificates), in an amount up to the amount of remaining Net Rate Carryover for each such class, pro rata based on the amount of remaining Net Rate Carryover for each such class; and
4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount up to the remaining amount of Net Rate Carryover for each such class.
On any Distribution Date prior to the Distribution Date in June 2017, amounts, if any, on deposit in the Corridor Contract Reserve Fund in excess of the amounts distributed as described above will remain in the Corridor Contract Reserve Fund for distribution on future Distribution Dates. On the Distribution Date in June 2017, following the distribution of any amounts in the Corridor Contract Reserve Fund as described above, remaining amounts will be released to Banc of America Securities LLC and will not be available for payments on future Distribution Dates.
“Overcollateralization Deficiency Amount” for any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of Available Funds on such Distribution Date).

“Overcollateralized Amount” for any Distribution Date equals the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the LIBOR Certificates (after giving effect to distributions of Available Funds to be made on such Distribution Date).
Applied Realized Loss Amounts
After the credit enhancement provided by excess cashflow and overcollateralization, if any, has been exhausted, collections otherwise payable to the Subordinated Certificates will comprise the sole source of funds from which credit enhancement is provided to the Senior Certificates.
If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates (other than the Class X Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied, first, to reduce the Class Certificate Balances of the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero and, second, to the Group 1 Senior Certificates and Group 2 Senior Certificates, as follows:
(a) with respect to Realized Losses on the Group 1 Mortgage Loans, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero; and
(b) with respect to Realized Losses on the Group 2 Mortgage Loans, sequentially, to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero.
Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”
Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Annex A
The Mortgage Pool
The following information sets forth certain characteristics of the Mortgage Loans in each Loan Group or Sub-Loan Group, as applicable, as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group or Sub-Loan Group, as applicable, as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO Credit Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans. In addition, each weighted average FICO Credit Score set forth below has been calculated without regard to any Mortgage Loan for which the FICO Credit Score is unknown.
Loan Group 1
Loan Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Type of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
Eleventh District COFI	60	$14,161,575.32	6.06%	236,026.26	7.998	374	716	76.04
One-Month LIBOR	228	58,856,201.69	25.18	258,141.24	8.356	380	718	76.54
One-Year MTA	603	160,688,791.95	68.76	266,482.24	7.963	393	716	80.17

Total	891	$233,706,568.96	100.00%

Current Mortgage Rates(1)

						Weighted		Weighted
Range of			Percent of	Average	Weighted	Average	Weighted	Average
Current	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Rates (as so	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
adjusted) (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
4.750 and Below	49	$12,580,237.71	5.38%	256,739.55	2.154	376	739	75.12
6.251 - 6.750	3	900,717.32	0.39	300,239.11	6.584	425	703	69.13
6.751 - 7.250	12	3,364,208.03	1.44	280,350.67	7.132	411	737	84.49
7.251 - 7.750	78	20,830,825.37	8.91	267,061.86	7.668	373	732	78.46
7.751 - 8.250	251	66,667,664.02	28.53	265,608.22	8.146	387	720	78.27
8.251 - 8.750	447	115,989,192.57	49.63	259,483.65	8.622	389	710	79.47
8.751 and Above	51	13,373,723.94	5.72	262,229.88	9.328	423	712	82.37

Total	891	$233,706,568.96	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 7.982% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 8.064% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
0.01—50,000.00	2	$80,984.77	0.03%	40,492.39	8.596	357	710	74.70
50,000.01—100,000.00	30	2,513,472.27	1.08	83,782.41	8.233	370	722	76.19
100,000.01—150,000.00	84	10,698,198.24	4.58	127,359.50	7.994	386	716	76.41
150,000.01—200,000.00	137	24,427,363.91	10.45	178,301.93	8.000	380	715	77.79
200,000.01—250,000.00	171	38,580,392.40	16.51	225,616.33	8.055	386	716	80.68
250,000.01—300,000.00	152	41,514,074.25	17.76	273,118.91	8.057	394	719	78.60
300,000.01—350,000.00	144	46,358,861.27	19.84	321,936.54	8.200	388	715	80.14
350,000.01—400,000.00	108	40,428,887.30	17.30	374,341.55	7.977	392	717	79.08
400,000.01—450,000.00	41	16,882,818.95	7.22	411,776.07	7.972	387	717	80.27
450,000.01—500,000.00	8	3,712,971.24	1.59	464,121.41	7.871	402	694	79.77
500,000.01—550,000.00	6	3,194,193.51	1.37	532,365.59	8.288	418	727	73.22
550,000.01—600,000.00	1	589,260.97	0.25	589,260.97	8.250	358	675	75.00
600,000.01—650,000.00	3	1,883,002.79	0.81	627,667.60	8.415	439	729	72.86
650,000.01—700,000.00	2	1,372,625.91	0.59	686,312.96	8.074	357	725	68.59
700,000.01—750,000.00	1	718,350.59	0.31	718,350.59	8.125	359	770	75.00
750,000.01—1,000,000.00	1	751,110.59	0.32	751,110.59	8.625	358	666	60.24

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $262,297.
FICO Credit Scores(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
FICO Credit	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Scores	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
660—679	199	$52,266,191.46	22.36%	262,644.18	8.343	394	669	78.89
680—699	151	40,202,495.19	17.20	266,241.69	8.237	381	689	78.22
700—719	158	42,355,033.89	18.12	268,069.83	8.178	394	709	80.54
720 and Above	383	98,882,848.42	42.31	258,179.76	7.797	387	756	78.72

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 716.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
Full/Alternative	124	$26,075,373.21	11.16%	210,285.27	7.744	381	730	78.70
Stated Income/Stated Asset	197	52,017,163.66	22.26	264,046.52	8.144	393	718	80.92
Reduced	556	150,732,197.92	64.50	271,101.08	8.075	389	714	78.44
No Ratio	14	4,881,834.17	2.09	348,702.44	8.582	374	707	77.70

Total	891	$233,706,568.96	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of Original	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	30	$6,658,818.03	2.85%	221,960.60	7.912	392	731	40.22
50.01 - 55.00	8	2,205,309.66	0.94	275,663.71	7.311	383	738	53.35
55.01 - 60.00	25	6,105,252.65	2.61	244,210.11	7.441	380	722	57.80
60.01 - 65.00	24	6,156,300.85	2.63	256,512.54	8.132	390	706	62.85
65.01 - 70.00	69	19,787,307.59	8.47	286,772.57	8.082	392	721	68.85
70.01 - 75.00	70	17,614,087.78	7.54	251,629.83	7.445	382	724	73.90
75.01 - 80.00	406	108,274,328.52	46.33	266,685.54	7.917	389	712	79.62
80.01 - 85.00	18	4,655,806.06	1.99	258,655.89	8.338	367	718	84.29
85.01 - 90.00	183	46,671,987.28	19.97	255,038.18	8.639	386	711	89.68
90.01 - 95.00	58	15,577,370.54	6.67	268,575.35	8.346	408	744	94.72

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 79.00%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Combined	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	28	$6,327,453.63	2.71%	225,980.49	8.077	394	730	39.95
50.01 - 55.00	8	2,205,309.66	0.94	275,663.71	7.311	383	738	53.35
55.01 - 60.00	25	6,105,252.65	2.61	244,210.11	7.441	380	722	57.80
60.01 - 65.00	21	5,635,043.26	2.41	268,335.39	8.062	393	710	62.14
65.01 - 70.00	52	14,065,728.34	6.02	270,494.78	7.794	390	718	68.06
70.01 - 75.00	71	17,522,560.12	7.50	246,796.62	7.432	381	724	73.42
75.01 - 80.00	206	54,932,623.95	23.50	266,663.22	8.046	390	712	79.21
80.01 - 85.00	33	8,841,325.13	3.78	267,918.94	8.193	368	721	81.30
85.01 - 90.00	388	102,081,699.44	43.68	263,097.16	8.220	389	712	83.93
90.01 - 95.00	59	15,989,572.78	6.84	271,009.71	8.324	407	745	94.34

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 81.74%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
State	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
California	204	$66,609,387.83	28.50%	326,516.61	8.353	396	715	75.84
Florida	177	42,756,078.49	18.29	241,559.77	8.283	396	711	81.28
Arizona	64	15,447,661.87	6.61	241,369.72	8.246	386	728	82.66
Michigan	58	13,514,771.52	5.78	233,013.30	4.627	378	731	77.21
Washington	44	10,962,801.72	4.69	249,154.58	8.440	402	726	80.21
New Jersey	34	9,059,676.39	3.88	266,461.07	8.064	370	713	80.51
Nevada	31	8,425,296.77	3.61	271,783.77	8.582	389	712	81.99
Maryland	23	6,663,673.86	2.85	289,724.95	8.347	393	713	81.99
Pennsylvania	28	6,019,854.01	2.58	214,994.79	8.181	370	721	84.61
Hawaii	13	5,072,457.31	2.17	390,189.02	8.085	416	710	69.37
Other	215	49,174,909.19	21.04	228,720.51	8.142	377	716	79.49

Total	891	$233,706,568.96	100.00%

(1)	The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.827% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Loan Purpose	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
Purchase	212	$56,372,617.85	24.12%	265,908.57	8.277	393	724	84.44
Refinance (Rate/Term)	229	58,794,360.23	25.16	256,743.93	7.595	391	714	79.90
Refinance (Cash-Out)	450	118,539,590.88	50.72	263,421.31	8.195	386	714	75.97

Total	891	$233,706,568.96	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
2-4 Family Residence	64	$24,320,353.88	10.41%	380,005.53	8.223	388	713	74.44
Cooperative	1	119,756.46	0.05	119,756.46	8.375	359	693	70.59
High-rise Condominium	17	4,974,871.67	2.13	292,639.51	8.305	411	709	85.51
Low-rise Condominium	74	18,151,553.97	7.77	245,291.27	7.962	403	716	81.75
Planned Unit Development	164	43,206,237.50	18.49	263,452.67	8.261	393	718	80.40
Single Family Residence	571	142,933,795.48	61.16	250,321.88	7.982	385	717	78.79

Total	891	$233,706,568.96	100.00%

(1)	Treated as real property.
Occupancy Types(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Occupancy Type	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
Investment Property	148	$33,056,621.85	14.14%	223,355.55	8.447	387	721	72.69
Primary Residence	667	181,372,754.67	77.61	271,923.17	7.992	389	715	79.83
Secondary Residence	76	19,277,192.44	8.25	253,647.27	8.080	394	723	82.04

Total	891	$233,706,568.96	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group 1	($)	Rate (%)	Score	(%)
328	1	$215,507.64	0.09%	215,507.64	7.625	690	89.90
336	1	73,035.61	0.03	73,035.61	7.875	742	80.00
343	1	183,887.68	0.08	183,887.68	8.125	720	80.00
346	1	187,190.39	0.08	187,190.39	8.125	713	95.00
347	2	580,310.22	0.25	290,155.11	8.186	719	92.51
348	3	830,800.85	0.36	276,933.62	8.251	772	88.30
349	2	658,506.71	0.28	329,253.36	8.448	689	82.87
350	2	684,106.80	0.29	342,053.40	8.271	728	87.16
351	3	622,134.25	0.27	207,378.08	8.537	727	89.36
352	5	987,265.48	0.42	197,453.10	8.684	728	80.00
353	8	2,344,490.47	1.00	293,061.31	8.675	700	80.58
354	9	2,122,683.52	0.91	235,853.72	8.675	703	71.98
355	22	6,271,037.33	2.68	285,047.15	8.560	703	80.72
356	52	13,585,469.73	5.81	261,259.03	8.432	706	81.79
357	133	33,905,386.91	14.51	254,927.72	8.224	718	78.69
358	313	80,925,659.46	34.63	258,548.43	7.693	724	78.37
359	112	28,161,312.07	12.05	251,440.29	8.014	709	77.44
467	1	296,709.32	0.13	296,709.32	8.875	727	90.00
469	3	955,515.77	0.41	318,505.26	8.455	680	79.49
470	1	298,190.13	0.13	298,190.13	8.750	688	90.00
471	1	376,218.79	0.16	376,218.79	8.625	663	80.00
473	2	512,450.61	0.22	256,225.31	8.375	702	75.27
474	2	538,139.57	0.23	269,069.79	8.535	730	94.98
475	5	1,570,303.80	0.67	314,060.76	8.937	725	84.15
476	14	4,034,851.50	1.73	288,203.68	8.672	721	76.82
477	38	10,000,100.42	4.28	263,160.54	8.282	714	80.03
478	101	27,764,012.91	11.88	274,891.22	8.228	719	79.62
479	53	15,021,291.02	6.43	283,420.59	8.180	704	78.38

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 389 months.
Gross Margins(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Gross Margins (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	1	$266,876.95	0.11%	266,876.95	6.375	479	695	70.00
1.401 - 1.900	5	1,427,534.97	0.61	285,506.99	6.812	406	715	78.21
1.901 - 2.400	28	7,872,453.91	3.37	281,159.07	7.437	386	745	78.70
2.401 - 2.900	129	33,334,910.57	14.26	258,410.16	7.854	378	726	76.92
2.901 - 3.400	336	90,181,217.55	38.59	268,396.48	8.204	388	713	78.18
3.401 - 3.900	252	64,637,922.20	27.66	256,499.69	8.006	395	715	78.48
3.901 - 4.400	115	29,732,330.67	12.72	258,542.01	7.897	386	717	82.95
4.401 - 4.900	23	5,796,413.02	2.48	252,017.96	9.681	408	689	89.30
4.901 - 5.400	2	456,909.12	0.20	228,454.56	10.000	358	746	92.64

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 is approximately 3.363%.

Maximum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
9.750 and Below	1	$196,227.57	0.08%	196,227.57	8.000	356	684	75.00
9.751 - 10.250	817	214,139,583.21	91.63	262,104.75	7.977	389	716	78.36
10.251 - 10.750	5	925,934.72	0.40	185,186.94	8.725	376	750	87.77
10.751 - 11.250	44	11,885,542.18	5.09	270,125.96	9.284	402	714	89.24
11.251 - 11.750	4	1,177,666.80	0.50	294,416.70	8.627	357	715	80.00
11.751 - 12.250	12	3,542,737.28	1.52	295,228.11	8.525	379	721	77.18
12.251 - 12.750	4	995,502.10	0.43	248,875.53	8.458	391	721	85.80
12.751 - 13.250	1	226,410.62	0.10	226,410.62	8.250	358	775	78.00
13.751 - 14.250	1	152,617.82	0.07	152,617.82	9.625	357	668	86.31
14.251 - 14.750	2	464,346.66	0.20	232,173.33	9.414	357	725	92.91

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 is approximately 10.072%.
Minimum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Minimum Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	1	$266,876.95	0.11%	266,876.95	6.375	479	695	70.00
1.401 - 1.900	5	1,427,534.97	0.61	285,506.99	6.812	406	715	78.21
1.901 - 2.400	28	7,872,453.91	3.37	281,159.07	7.437	386	745	78.70
2.401 - 2.900	129	33,334,910.57	14.26	258,410.16	7.854	378	726	76.92
2.901 - 3.400	336	90,181,217.55	38.59	268,396.48	8.204	388	713	78.18
3.401 - 3.900	252	64,637,922.20	27.66	256,499.69	8.006	395	715	78.48
3.901 - 4.400	115	29,732,330.67	12.72	258,542.01	7.897	386	717	82.95
4.401 - 4.900	23	5,796,413.02	2.48	252,017.96	9.681	408	689	89.30
4.901 - 5.400	2	456,909.12	0.20	228,454.56	10.000	358	746	92.64

Total	891	$233,706,568.96	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 is approximately 3.363%.

Initial Rate Adjustment Dates

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Rate	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Adjustment Date	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
November 1, 2004	1	$215,507.64	0.09%	215,507.64	7.625	328	690	89.90
July 1, 2005	1	73,035.61	0.03	73,035.61	7.875	336	742	80.00
February 1, 2006	1	183,887.68	0.08	183,887.68	8.125	343	720	80.00
May 1, 2006	1	187,190.39	0.08	187,190.39	8.125	346	713	95.00
June 1, 2006	3	877,019.54	0.38	292,339.85	8.419	388	722	91.66
July 1, 2006	3	830,800.85	0.36	276,933.62	8.251	348	772	88.30
August 1, 2006	5	1,614,022.48	0.69	322,804.50	8.452	420	684	80.87
September 1, 2006	3	982,296.93	0.42	327,432.31	8.416	386	716	88.02
October 1, 2006	4	998,353.04	0.43	249,588.26	8.570	396	703	85.83
November 1, 2006	4	681,781.39	0.29	170,445.35	8.543	352	741	80.00
December 1, 2006	9	2,635,073.72	1.13	292,785.97	8.610	376	694	79.59
January 1, 2007	12	2,966,307.18	1.27	247,192.27	8.683	376	707	76.98
February 1, 2007	26	7,538,319.16	3.23	289,935.35	8.585	380	712	81.18
March 1, 2007	62	16,598,889.31	7.10	267,724.02	8.463	385	710	80.49
April 1, 2007	154	39,824,040.84	17.04	258,597.67	8.407	384	715	79.10
May 1, 2007	382	100,543,556.88	43.02	263,203.03	8.378	390	721	79.07
June 1, 2007	175	45,687,298.39	19.55	261,070.28	8.181	400	708	78.07
July 1, 2007	37	9,476,306.78	4.05	256,116.40	2.187	372	738	75.25
August 1, 2007	8	1,792,881.15	0.77	224,110.14	1.984	383	754	72.16

Total	891	$233,706,568.96	100.00%

Maximum Negative Amortization(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Negative	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Amortization (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
110	41	$13,017,977.24	5.57%	317,511.64	8.269	378	704	74.69
115	850	220,688,591.72	94.43	259,633.64	8.052	389	717	79.26

Total	891	$233,706,568.96	100.00%

(1)	Reflects maximum allowable percentage of original unpaid principal balance.
Fixed Rate Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Fixed Rate Period	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
0	145	$38,758,818.86	16.58%	267,302.20	8.206	398	710	77.55
1	674	177,061,667.56	75.76	262,702.77	8.431	388	716	79.56
3	72	17,886,082.54	7.65	248,417.81	4.118	374	733	76.67

Total	891	$233,706,568.96	100.00%

Prepayment Charge Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Prepayment Charge Period	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
0	82	$21,055,700.37	9.01%	256,776.83	8.532	375	723	76.27
12	108	30,905,859.37	13.22	286,165.36	8.373	399	723	81.55
24	2	685,403.12	0.29	342,701.56	8.261	355	714	79.21
30	3	669,591.50	0.29	223,197.17	8.498	399	677	80.00
36	696	180,390,014.60	77.19	259,181.06	7.954	389	715	78.88

Total	891	$233,706,568.96	100.00%

Initial Payment Recast Periods

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Payment Recast	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Period (Months)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
60	485	$127,315,352.01	54.48%	262,505.88	8.061	384	720	78.95
120	406	106,391,216.95	45.52	262,047.33	8.068	394	712	79.07

Total	891	$233,706,568.96	100.00%

Sub-Loan Group X-1
Loan Program

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Type of	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
One-Year MTA	552	$145,414,051.57	100.00%	263,431.25	7.926	391	715	79.53

Total	552	$145,414,051.57	100.00%

Current Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of Current	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Mortgage Rates	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(as so adjusted) (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
4.750 and Below	43	$10,990,443.36	7.56%	255,591.71	2.083	376	745	75.47
6.251 - 6.750	2	659,622.81	0.45	329,811.41	6.524	406	687	61.70
6.751 - 7.250	7	1,816,457.58	1.25	259,493.94	7.074	429	742	85.48
7.251 - 7.750	44	11,409,033.76	7.85	259,296.22	7.702	378	723	79.56
7.751 - 8.250	161	44,178,131.96	30.38	274,398.34	8.160	391	718	78.84
8.251 - 8.750	265	68,573,118.96	47.16	258,766.49	8.635	392	707	80.67
8.751 and Above	30	7,787,243.14	5.36	259,574.77	9.252	413	710	79.19

Total	552	$145,414,051.57	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Sub-Loan Group X-1 (as so adjusted) is expected to be approximately 7.833% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Sub-Loan Group X-1 is expected to be approximately 7.926% per annum.
Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan Principal	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
0.01—50,000.00	1	$49,896.62	0.03%	49,896.62	8.500	357	701	79.52
50,000.01—100,000.00	18	1,564,811.36	1.08	86,933.96	8.567	372	732	79.50
100,000.01—150,000.00	47	6,056,750.99	4.17	128,867.04	7.842	394	714	78.69
150,000.01—200,000.00	82	14,523,452.05	9.99	177,115.27	7.647	378	714	79.31
200,000.01—250,000.00	111	25,150,543.18	17.30	226,581.47	7.892	385	716	82.03
250,000.01—300,000.00	93	25,458,716.19	17.51	273,749.64	7.978	398	719	78.36
300,000.01—350,000.00	98	31,540,404.28	21.69	321,840.86	8.174	392	714	79.85
350,000.01—400,000.00	64	24,160,679.06	16.62	377,510.61	7.682	397	713	78.08
400,000.01—450,000.00	28	11,539,723.96	7.94	412,133.00	7.882	383	712	81.41
450,000.01—500,000.00	4	1,876,669.88	1.29	469,167.47	8.338	416	692	77.57
500,000.01—550,000.00	4	2,132,480.00	1.47	533,120.00	8.121	389	736	72.31
600,000.01—650,000.00	1	641,573.41	0.44	641,573.41	8.375	478	674	80.00
700,000.01—750,000.00	1	718,350.59	0.49	718,350.59	8.125	359	770	75.00

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Sub-Loan Group X-1 is approximately $263,431.

FICO Credit Scores(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
FICO Credit	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Scores	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
660—679	127	$33,783,283.69	23.23%	266,010.11	8.309	398	669	79.16
680—699	95	25,405,442.19	17.47	267,425.71	8.247	382	689	78.71
700—719	99	27,048,639.92	18.60	273,218.59	8.066	393	709	81.17
720 and Above	231	59,176,685.77	40.70	256,176.13	7.505	390	755	79.34

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Sub-Loan Group X-1 is approximately 715.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Documentation	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
Full/Alternative	68	$14,112,335.94	9.70%	207,534.35	7.334	383	729	79.56
Stated Income/Stated Asset	118	31,777,402.86	21.85	269,300.02	8.019	393	718	81.26
Reduced	357	96,381,062.21	66.28	269,974.96	7.960	392	712	79.01
No Ratio	9	3,143,250.56	2.16	349,250.06	8.588	385	701	77.75

Total	552	$145,414,051.57	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of Original	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Loan-to-Value Ratios (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	13	$3,244,247.05	2.23%	249,557.47	7.999	415	729	41.33
50.01 - 55.00	4	1,291,406.06	0.89	322,851.52	6.493	356	740	53.66
55.01 - 60.00	11	3,104,361.42	2.13	282,214.67	6.977	388	707	57.50
60.01 - 65.00	18	3,987,833.27	2.74	221,546.29	8.070	385	718	63.25
65.01 - 70.00	35	10,130,230.02	6.97	289,435.14	7.837	402	716	68.69
70.01 - 75.00	48	11,652,366.04	8.01	242,757.63	7.163	385	729	73.84
75.01 - 80.00	256	69,406,802.14	47.73	271,120.32	7.728	393	712	79.60
80.01 - 85.00	13	3,166,278.26	2.18	243,559.87	8.205	373	707	84.59
85.01 - 90.00	120	30,600,136.83	21.04	255,001.14	8.684	384	708	89.72
90.01 - 95.00	34	8,830,390.48	6.07	259,717.37	8.320	403	743	94.67

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Sub-Loan Group X-1 is approximately 79.53%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Sub-Loan Group X-1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Combined	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	12	$3,072,596.13	2.11%	256,049.68	8.334	418	729	41.19
50.01 - 55.00	4	1,291,406.06	0.89	322,851.52	6.493	356	740	53.66
55.01 - 60.00	11	3,104,361.42	2.13	282,214.67	6.977	388	707	57.50
60.01 - 65.00	14	3,306,862.20	2.27	236,204.44	7.956	390	724	62.88
65.01 - 70.00	27	7,211,217.95	4.96	267,082.15	7.338	401	715	67.55
70.01 - 75.00	49	11,212,015.76	7.71	228,816.65	7.125	378	727	73.31
75.01 - 80.00	116	31,489,189.53	21.65	271,458.53	7.801	398	713	79.20
80.01 - 85.00	21	5,241,530.67	3.60	249,596.70	8.032	376	712	82.68
85.01 - 90.00	264	70,654,481.37	48.59	267,630.61	8.161	388	710	83.64
90.01 - 95.00	34	8,830,390.48	6.07	259,717.37	8.320	403	743	94.67

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Sub-Loan Group X-1 is approximately 82.59%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Sub-Loan Group X-1 that may exist at the time of origination.
State Distribution of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
State	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
California	128	$41,679,595.69	28.66%	325,621.84	8.402	401	714	76.42
Florida	122	29,938,057.54	20.59	245,393.91	8.272	398	703	81.54
Michigan	47	11,725,410.92	8.06	249,476.83	4.392	377	734	76.86
Arizona	37	8,745,434.31	6.01	236,363.09	8.132	379	722	82.96
Nevada	23	6,193,249.59	4.26	269,271.72	8.587	396	712	84.91
Washington	24	6,180,667.13	4.25	257,527.80	8.360	396	721	82.61
Pennsylvania	20	4,605,108.52	3.17	230,255.43	8.263	374	717	85.78
New Jersey	16	4,290,708.22	2.95	268,169.26	7.720	380	718	81.51
Maryland	13	4,058,892.61	2.79	312,222.51	8.433	398	715	80.40
Other	122	27,996,927.04	19.25	229,483.01	7.923	380	717	78.72

Total	552	$145,414,051.57	100.00%

(1)	The Other row in the preceding table includes 25 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.330% of the Mortgage Loans in Sub-Loan Group X-1 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Loan Purpose	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
Purchase	124	$33,226,063.63	22.85%	267,952.13	8.203	398	719	83.83
Refinance (Rate/Term)	149	38,886,391.41	26.74	260,982.49	7.232	390	714	80.01
Refinance (Cash-Out)	279	73,301,596.53	50.41	262,729.74	8.169	389	714	77.32

Total	552	$145,414,051.57	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
Single Family Residence	353	$89,847,570.39	61.79%	254,525.70	7.767	387	719	79.48
Low-rise Condominium	47	10,879,000.64	7.48	231,468.10	7.806	408	715	82.63
High-rise Condominium	12	3,511,813.52	2.42	292,651.13	8.185	392	699	83.27
2-4 Family Residence	35	12,934,929.41	8.90	369,569.41	8.307	386	714	76.44
Planned Unit Development	104	28,120,981.15	19.34	270,394.05	8.272	399	706	79.48
Cooperative	1	119,756.46	0.08	119,756.46	8.375	359	693	70.59

Total	552	$145,414,051.57	100.00%

(1)	Treated as real property.
Occupancy Types(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Occupancy Type	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
Primary Residence	433	$117,940,854.28	81.11%	272,380.73	7.885	391	714	80.40
Investment Property	78	17,279,527.68	11.88	221,532.41	8.345	391	719	72.03
Secondary Residence	41	10,193,669.61	7.01	248,626.09	7.686	396	714	82.19

Total	552	$145,414,051.57	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group X-1	($)	Rate (%)	Score	(%)
343	1	$183,887.68	0.13%	183,887.68	8.125	720	80.00
347	1	289,393.07	0.20	289,393.07	8.625	680	90.00
348	3	830,800.85	0.57	276,933.62	8.251	772	88.30
349	2	658,506.71	0.45	329,253.36	8.448	689	82.87
351	2	507,353.07	0.35	253,676.54	8.602	731	91.48
352	2	510,937.21	0.35	255,468.61	9.000	709	84.02
353	5	1,444,086.76	0.99	288,817.35	8.784	692	79.30
354	3	518,661.90	0.36	172,887.30	8.498	694	62.50
355	11	3,093,642.41	2.13	281,240.22	8.591	692	81.40
356	34	9,327,691.72	6.41	274,343.87	8.452	709	84.11
357	48	11,848,156.50	8.15	246,836.59	8.236	712	84.62
358	200	51,508,234.06	35.42	257,541.17	7.428	723	79.10
359	95	24,198,507.78	16.64	254,721.13	7.958	709	76.46
469	3	955,515.77	0.66	318,505.26	8.455	680	79.49
473	2	512,450.61	0.35	256,225.31	8.375	702	75.27
474	1	229,622.13	0.16	229,622.13	8.750	720	94.96
475	3	988,756.53	0.68	329,585.51	9.049	711	85.27
476	9	2,045,387.71	1.41	227,265.30	8.566	719	76.35
477	15	4,258,374.73	2.93	283,891.65	8.093	731	81.59
478	69	19,390,974.67	13.34	281,028.62	8.171	719	79.03
479	43	12,113,109.70	8.33	281,700.23	8.102	697	77.54

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Sub-Loan Group X-1 is approximately 391 months.

Gross Margins(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Gross Margins (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	1	$266,876.95	0.18%	266,876.95	6.375	479	695	70.00
1.401 - 1.900	3	880,943.58	0.61	293,647.86	6.764	403	678	71.04
1.901 - 2.400	7	1,532,258.15	1.05	218,894.02	7.178	425	773	85.18
2.401 - 2.900	72	19,451,436.89	13.38	270,158.85	7.763	387	725	78.21
2.901 - 3.400	185	50,055,912.75	34.42	270,572.50	8.018	392	712	78.70
3.401 - 3.900	207	52,671,515.08	36.22	254,451.76	7.958	388	713	78.32
3.901 - 4.400	60	16,399,433.83	11.28	273,323.90	7.457	393	719	84.94
4.401 - 4.900	16	3,914,425.28	2.69	244,651.58	9.621	410	691	89.64
4.901 - 5.400	1	241,249.06	0.17	241,249.06	10.000	358	787	95.00

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Sub-Loan Group X-1 is approximately 3.403%.
Maximum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
9.751 - 10.250	513	$135,253,650.85	93.01%	263,652.34	7.839	390	715	78.91
10.251 - 10.750	4	732,197.43	0.50	183,049.36	8.818	382	734	88.60
10.751 - 11.250	25	6,697,271.49	4.61	267,890.86	9.250	415	712	90.60
11.751 - 12.250	6	1,665,219.15	1.15	277,536.53	8.741	384	712	76.48
12.251 - 12.750	1	401,443.19	0.28	401,443.19	8.500	357	696	86.96
12.751 - 13.250	1	226,410.62	0.16	226,410.62	8.250	358	775	78.00
13.751 - 14.250	1	152,617.82	0.10	152,617.82	9.625	357	668	86.31
14.251 - 14.750	1	285,241.02	0.20	285,241.02	9.125	357	713	94.74

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Sub-Loan Group X-1 is approximately 10.052%.
Minimum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Minimum Mortgage	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	1	$266,876.95	0.18%	266,876.95	6.375	479	695	70.00
1.401 - 1.900	3	880,943.58	0.61	293,647.86	6.764	403	678	71.04
1.901 - 2.400	7	1,532,258.15	1.05	218,894.02	7.178	425	773	85.18
2.401 - 2.900	72	19,451,436.89	13.38	270,158.85	7.763	387	725	78.21
2.901 - 3.400	185	50,055,912.75	34.42	270,572.50	8.018	392	712	78.70
3.401 - 3.900	207	52,671,515.08	36.22	254,451.76	7.958	388	713	78.32
3.901 - 4.400	60	16,399,433.83	11.28	273,323.90	7.457	393	719	84.94
4.401 - 4.900	16	3,914,425.28	2.69	244,651.58	9.621	410	691	89.64
4.901 - 5.400	1	241,249.06	0.17	241,249.06	10.000	358	787	95.00

Total	552	$145,414,051.57	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Sub-Loan Group X-1 is approximately 3.403%.

Initial Rate Adjustment Dates

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Rate	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Adjustment Date	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
February 1, 2006	1	$183,887.68	0.13%	183,887.68	8.125	343	720	80.00
June 1, 2006	1	289,393.07	0.20	289,393.07	8.625	347	680	90.00
July 1, 2006	3	830,800.85	0.57	276,933.62	8.251	348	772	88.30
August 1, 2006	5	1,614,022.48	1.11	322,804.50	8.452	420	684	80.87
October 1, 2006	2	507,353.07	0.35	253,676.54	8.602	351	731	91.48
November 1, 2006	1	205,453.12	0.14	205,453.12	9.000	352	725	90.00
December 1, 2006	6	1,734,670.01	1.19	289,111.67	8.668	388	685	78.02
January 1, 2007	5	1,053,768.12	0.72	210,753.62	8.698	380	701	74.65
February 1, 2007	14	4,088,136.34	2.81	292,009.74	8.702	384	700	81.81
March 1, 2007	40	10,530,753.15	7.24	263,268.83	8.457	379	712	82.78
April 1, 2007	51	12,913,660.94	8.88	253,209.04	8.565	388	714	85.13
May 1, 2007	240	63,499,118.08	43.67	264,579.66	8.363	393	719	79.56
June 1, 2007	143	37,927,736.58	26.08	265,228.93	8.187	399	705	77.26
July 1, 2007	32	8,242,416.93	5.67	257,575.53	2.100	371	745	75.67
August 1, 2007	8	1,792,881.15	1.23	224,110.14	1.984	383	754	72.16

Total	552	$145,414,051.57	100.00%

Maximum Negative Amortization(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Negative	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Amortization (%)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
110	24	$7,497,149.37	5.16%	312,381.22	8.328	368	700	74.82
115	528	137,916,902.20	94.84	261,206.25	7.904	392	716	79.78

Total	552	$145,414,051.57	100.00%

(1)	Reflects maximum allowable percentage of original unpaid principal balance.
Fixed Rate Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Fixed Rate Period	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
0	91	$25,874,227.17	17.79%	284,332.17	8.217	402	709	77.84
1	402	104,509,718.38	71.87	259,974.42	8.438	390	713	80.34
3	59	15,030,106.02	10.34	254,747.56	3.864	375	738	76.77

Total	552	$145,414,051.57	100.00%

Prepayment Charge Period at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Prepayment Charge Period	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
36	552	$145,414,051.57	100.00%	263,431.25	7.926	391	715	79.53

Total	552	$145,414,051.57	100.00%

Initial Payment Recast Periods

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Payment Recast	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Period (Months)	Loans	Outstanding	Group X-1	($)	Rate (%)	(Months)	Score	(%)
60	289	$74,545,660.49	51.26%	257,943.46	7.890	384	720	79.67
120	263	70,868,391.08	48.74	269,461.56	7.963	398	710	79.38

Total	552	$145,414,051.57	100.00%

Loan Group 2
Loan Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Type of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
Eleventh District COFI	55	$27,896,753.51	6.39%	507,213.70	8.225	397	694	76.73
One-Month LIBOR	236	133,744,471.51	30.65	566,713.86	8.349	391	708	73.83
One-Year MTA	561	274,709,517.51	62.96	489,678.28	7.780	404	703	76.73

Total	852	$436,350,742.53	100.00%

Current Mortgage Rates(1)

						Weighted		Weighted
Range of			Percent of	Average	Weighted	Average	Weighted	Average
Current	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Rates (as so	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
adjusted) (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
4.750 and Below	51	$30,208,540.36	6.92%	592,324.32	2.283	372	734	72.74
6.251 - 6.750	5	2,752,323.44	0.63	550,464.69	6.544	466	697	74.75
6.751 - 7.250	9	5,505,224.94	1.26	611,691.66	7.028	420	723	76.20
7.251 - 7.750	58	28,661,498.84	6.57	494,163.77	7.671	395	700	73.36
7.751 - 8.250	225	125,405,205.09	28.74	557,356.47	8.122	403	716	75.85
8.251 - 8.750	414	200,604,847.93	45.97	484,552.77	8.602	396	693	77.16
8.751 and Above	90	43,213,101.93	9.90	480,145.58	9.105	419	697	73.55

Total	852	$436,350,742.53	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 7.939% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 7.983% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
50,000.01 — 100,000.00	15	$1,139,620.30	0.26%	75,974.69	8.677	363	714	78.32
100,000.01 — 150,000.00	45	5,827,306.38	1.34	129,495.70	8.191	382	669	79.75
150,000.01 — 200,000.00	47	8,311,312.90	1.90	176,836.44	8.482	401	676	81.37
200,000.01 — 250,000.00	69	15,483,714.59	3.55	224,401.66	8.502	381	677	83.68
250,000.01 — 300,000.00	77	21,088,200.26	4.83	273,872.73	8.383	388	676	81.58
300,000.01 — 350,000.00	58	18,662,784.99	4.28	321,772.16	8.396	381	683	82.80
350,000.01 — 400,000.00	54	20,125,221.59	4.61	372,689.29	8.038	393	680	80.54
400,000.01 — 450,000.00	70	29,792,047.53	6.83	425,600.68	8.268	400	700	77.27
450,000.01 — 500,000.00	80	37,936,853.56	8.69	474,210.67	8.050	390	701	78.14
500,000.01 — 550,000.00	81	42,509,756.99	9.74	524,811.81	8.065	403	703	77.55
550,000.01 — 600,000.00	57	32,581,301.30	7.47	571,601.78	7.872	401	716	78.20
600,000.01 — 650,000.00	45	28,268,459.40	6.48	628,187.99	6.696	390	713	75.98
650,000.01 — 700,000.00	31	20,576,259.42	4.72	663,750.30	7.691	396	702	74.65
700,000.01 — 750,000.00	14	10,201,018.59	2.34	728,644.19	8.421	392	714	73.77
750,000.01 — 1,000,000.00	44	38,464,238.21	8.81	874,187.23	8.074	398	717	72.54
1,000,000.01 — 1,500,000.00	35	42,330,181.92	9.70	1,209,433.77	7.657	410	710	70.13
1,500,000.01 — 2,000,000.00	15	26,258,326.53	6.02	1,750,555.10	7.689	404	728	68.47
2,000,000.01 and Above	15	36,794,138.07	8.43	2,452,942.54	8.348	429	714	70.08

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $512,149.
FICO Credit Scores(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
FICO Credit Scores	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
659 and Below	247	$88,521,216.51	20.29%	358,385.49	8.464	384	643	77.03
660-679	115	61,833,349.91	14.17	537,681.30	8.173	409	669	76.41
680-699	125	63,513,106.09	14.56	508,104.85	8.341	403	689	79.82
700-719	113	67,342,893.92	15.43	595,954.81	7.792	402	709	76.33
720 and Above	252	155,140,176.10	35.55	615,635.62	7.568	402	756	73.11

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 704.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
Full/Alternative	151	$58,358,692.28	13.37%	386,481.41	8.110	386	688	81.79
Stated Income/Stated Asset	57	22,612,658.01	5.18	396,713.30	8.337	391	697	75.53
Reduced	618	345,475,816.48	79.17	559,022.36	7.909	403	708	74.81
No Income/No Asset	3	1,056,581.22	0.24	352,193.74	8.791	356	729	77.99
No Ratio	23	8,846,994.54	2.03	384,651.94	9.000	361	659	77.67

Total	852	$436,350,742.53	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of Original	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	20	$14,184,162.55	3.25%	709,208.13	7.626	398	712	42.24
50.01 - 55.00	12	8,040,272.04	1.84	670,022.67	8.137	370	716	53.54
55.01 - 60.00	16	9,041,998.51	2.07	565,124.91	7.248	413	703	58.01
60.01 - 65.00	30	18,007,838.83	4.13	600,261.29	7.726	415	714	63.55
65.01 - 70.00	83	61,338,589.09	14.06	739,019.15	7.863	412	714	68.92
70.01 - 75.00	116	71,295,453.77	16.34	614,615.98	7.842	399	706	73.89
75.01 - 80.00	377	196,928,248.50	45.13	522,356.10	7.963	397	703	79.49
80.01 - 85.00	4	1,151,058.99	0.26	287,764.75	8.734	372	664	84.21
85.01 - 90.00	126	37,117,509.66	8.51	294,583.41	8.626	393	688	89.81
90.01 - 95.00	68	19,245,610.59	4.41	283,023.69	8.579	385	685	94.39

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 75.85%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Combined	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	18	$11,803,971.21	2.71%	655,776.18	7.408	402	703	44.14
50.01 - 55.00	13	10,028,565.36	2.30	771,428.10	8.284	368	723	48.80
55.01 - 60.00	13	6,462,362.59	1.48	497,104.81	7.033	400	718	58.39
60.01 - 65.00	24	12,215,939.38	2.80	508,997.47	7.766	413	722	62.88
65.01 - 70.00	67	50,542,495.55	11.58	754,365.61	7.682	416	709	68.59
70.01 - 75.00	84	47,887,998.67	10.97	570,095.22	7.941	389	699	73.52
75.01 - 80.00	213	112,959,825.23	25.89	530,327.82	7.840	389	702	78.92
80.01 - 85.00	24	14,124,965.37	3.24	588,540.22	8.169	389	714	75.74
85.01 - 90.00	327	150,716,887.58	34.54	460,907.91	8.195	409	703	80.43
90.01 - 95.00	68	19,245,610.59	4.41	283,023.69	8.579	385	685	94.39
95.01 - 100.00	1	362,121.00	0.08	362,121.00	7.375	356	677	80.00

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 79.54%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
State	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
California	332	$198,946,791.02	45.59%	599,237.32	8.361	416	701	75.45
Florida	178	69,615,253.31	15.95	391,096.93	8.199	397	698	77.52
Michigan	48	25,829,801.71	5.92	538,120.87	5.269	385	731	70.02
Maryland	34	16,127,405.03	3.70	474,335.44	6.047	371	700	73.64
Illinois	19	14,779,765.47	3.39	777,882.39	8.288	384	740	64.76
New Jersey	31	13,152,397.70	3.01	424,270.89	7.471	382	697	79.78
Nevada	23	12,829,219.74	2.94	557,792.16	8.196	396	723	80.34
New York	16	10,113,696.89	2.32	632,106.06	8.287	374	698	73.92
Virginia	23	9,673,593.48	2.22	420,591.02	7.949	392	697	78.70
Arizona	20	9,093,224.18	2.08	454,661.21	8.331	371	701	78.47
Other	128	56,189,594.00	12.88	438,981.20	8.063	379	697	78.89

Total	852	$436,350,742.53	100.00%

(1)	The Other row in the preceding table includes 26 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.839% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Loan Purpose	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
Purchase	219	$104,390,776.58	23.92%	476,670.21	8.124	396	715	80.08
Refinance (Rate/Term)	264	142,709,041.48	32.71	540,564.55	7.636	402	703	76.33
Refinance (Cash-Out)	369	189,250,924.47	43.37	512,875.13	8.166	399	698	73.14

Total	852	$436,350,742.53	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
2-4 Family Residence	33	$16,749,605.34	3.84%	507,563.80	8.175	397	694	76.48
High-rise Condominium	24	12,137,405.78	2.78	505,725.24	8.309	392	710	77.37
Low-rise Condominium	107	31,910,162.50	7.31	298,225.82	8.299	401	711	81.16
Planned Unit Development	142	82,828,830.12	18.98	583,301.62	7.983	409	708	77.28
Single Family Residence	546	292,724,738.79	67.08	536,125.90	7.923	397	702	74.76

Total	852	$436,350,742.53	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Occupancy Type	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
Investment Property	69	$27,935,854.45	6.40%	404,867.46	8.334	400	707	71.03
Primary Residence	712	381,641,478.41	87.46	536,013.31	7.942	400	703	75.99
Secondary Residence	71	26,773,409.67	6.14	377,090.28	8.192	396	706	78.86

Total	852	$436,350,742.53	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
Remaining Term	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
to Maturity	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 2	($)	Rate (%)	Score	(%)
327	1	$595,656.27	0.14%	595,656.27	7.625	677	80.00
336	1	69,098.78	0.02	69,098.78	7.875	0	70.00
345	1	331,870.87	0.08	331,870.87	7.875	628	90.00
349	3	866,336.32	0.20	288,778.77	8.290	666	85.33
350	7	2,193,135.11	0.50	313,305.02	8.978	681	89.88
351	3	2,049,834.65	0.47	683,278.22	8.189	648	81.67
352	8	6,631,230.99	1.52	828,903.87	8.652	692	72.55
353	18	9,255,912.59	2.12	514,217.37	8.535	685	79.28
354	20	9,745,455.63	2.23	487,272.78	8.565	663	77.62
355	34	14,443,769.01	3.31	424,816.74	8.538	670	77.35
356	59	29,918,226.28	6.86	507,088.58	8.465	694	75.93
357	132	64,935,072.27	14.88	491,932.37	8.450	709	73.45
358	200	91,497,605.85	20.97	457,488.03	7.357	706	76.64
359	105	49,213,173.40	11.28	468,696.89	6.901	713	77.52
360	1	400,000.00	0.09	400,000.00	1.000	742	80.00
467	1	1,745,383.98	0.40	1,745,383.98	8.000	779	69.92
469	7	2,693,803.78	0.62	384,829.11	8.602	674	77.73
470	2	3,383,478.60	0.78	1,691,739.30	8.385	767	68.45
471	1	216,677.67	0.05	216,677.67	8.375	698	59.83
472	2	610,234.03	0.14	305,117.02	8.817	788	80.00
473	3	1,046,320.07	0.24	348,773.36	8.896	675	91.33
474	4	5,908,048.18	1.35	1,477,012.05	8.314	667	75.11
475	8	3,648,377.67	0.84	456,047.21	8.544	695	79.22
476	12	9,391,924.54	2.15	782,660.38	8.560	694	75.11
477	41	28,411,565.60	6.51	692,965.01	8.513	697	73.38
478	117	67,161,811.03	15.39	574,032.57	8.056	716	75.10
479	61	29,986,739.36	6.87	491,585.89	8.270	703	76.64

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 399 months.

Gross Margins(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Gross Margins (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	2	$1,336,384.02	0.31%	668,192.01	6.375	478	689	69.19
1.401 - 1.900	7	3,663,436.24	0.84	523,348.03	6.809	460	706	80.30
1.901 - 2.400	14	7,030,515.38	1.61	502,179.67	7.330	395	719	77.29
2.401 - 2.900	121	66,720,524.63	15.29	551,409.29	7.907	404	715	72.22
2.901 - 3.400	307	177,057,577.99	40.58	576,734.78	8.163	394	704	75.97
3.401 - 3.900	253	114,289,672.42	26.19	451,737.84	8.078	401	699	75.61
3.901 - 4.400	108	55,304,274.03	12.67	512,076.61	7.267	405	702	77.44
4.401 - 4.900	23	7,386,128.98	1.69	321,136.04	9.436	389	675	87.82
4.901 - 5.400	12	2,900,534.02	0.66	241,711.17	8.282	387	663	91.85
5.401 and Above	5	661,694.82	0.15	132,338.96	9.857	355	681	84.65

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 is approximately 3.366%.
Maximum Mortgage Rates(1)

			Percent			Weighted		Weighted
			of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
9.751 - 10.250	756	$399,669,312.94	91.59%	528,663.11	7.906	400	705	75.20
10.251 - 10.750	9	3,021,844.72	0.69	335,760.52	8.946	438	686	89.82
10.751 - 11.250	41	12,704,855.94	2.91	309,874.54	8.883	406	711	89.99
11.251 - 11.750	18	9,367,291.03	2.15	520,405.06	8.633	396	699	74.86
11.751 - 12.250	25	10,733,713.77	2.46	429,348.55	8.849	363	664	78.83
12.251 - 12.750	1	324,533.47	0.07	324,533.47	8.750	356	711	83.64
12.751 - 13.250	1	208,543.09	0.05	208,543.09	8.250	352	661	94.98
13.251 - 13.750	1	320,647.57	0.07	320,647.57	9.125	359	713	95.00

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 is approximately 10.075%.
Minimum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Minimum Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	2	$1,336,384.02	0.31%	668,192.01	6.375	478	689	69.19
1.401 - 1.900	7	3,663,436.24	0.84	523,348.03	6.809	460	706	80.30
1.901 - 2.400	14	7,030,515.38	1.61	502,179.67	7.330	395	719	77.29
2.401 - 2.900	121	66,720,524.63	15.29	551,409.29	7.907	404	715	72.22
2.901 - 3.400	307	177,057,577.99	40.58	576,734.78	8.163	394	704	75.97
3.401 - 3.900	253	114,289,672.42	26.19	451,737.84	8.078	401	699	75.61
3.901 - 4.400	108	55,304,274.03	12.67	512,076.61	7.267	405	702	77.44
4.401 - 4.900	23	7,386,128.98	1.69	321,136.04	9.436	389	675	87.82
4.901 - 5.400	12	2,900,534.02	0.66	241,711.17	8.282	387	663	91.85
5.401 and Above	5	661,694.82	0.15	132,338.96	9.857	355	681	84.65

Total	852	$436,350,742.53	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 is approximately 3.366%.

Initial Rate Adjustment Dates

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Initial Rate	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Adjustment	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Date	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
October 1, 2004	1	$595,656.27	0.14%	595,656.27	7.625	327	677	80.00
July 1, 2005	1	69,098.78	0.02	69,098.78	7.875	336	N/A	70.00
April 1, 2006	1	331,870.87	0.08	331,870.87	7.875	345	628	90.00
June 1, 2006	1	1,745,383.98	0.40	1,745,383.98	8.000	467	779	69.92
August 1, 2006	10	3,560,140.10	0.82	356,014.01	8.526	440	672	79.58
September 1, 2006	9	5,576,613.71	1.28	619,623.75	8.618	423	733	76.88
October 1, 2006	3	2,120,709.48	0.49	706,903.16	8.092	363	655	78.86
November 1, 2006	10	7,241,465.02	1.66	724,146.50	8.666	362	701	73.18
December 1, 2006	21	9,949,442.59	2.28	473,782.98	8.544	366	683	80.67
January 1, 2007	23	15,246,535.14	3.49	662,892.83	8.459	401	664	76.18
February 1, 2007	39	17,534,962.69	4.02	449,614.43	8.532	380	676	77.68
March 1, 2007	67	38,312,299.98	8.78	571,825.37	8.491	385	693	76.07
April 1, 2007	155	78,216,640.45	17.93	504,623.49	8.410	397	699	76.57
May 1, 2007	291	142,160,703.42	32.58	488,524.75	8.344	412	709	76.47
June 1, 2007	168	83,225,431.70	19.07	495,389.47	8.401	405	708	74.10
July 1, 2007	33	18,802,125.88	4.31	569,761.39	2.393	379	723	72.24
August 1, 2007	18	11,406,414.48	2.61	633,689.69	2.101	360	751	73.57
March 1, 2008	1	255,247.99	0.06	255,247.99	8.250	357	780	63.50

Total	852	$436,350,742.53	100.00%

Maximum Negative Amortization(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Maximum	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Negative	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Amortization (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
110	62	$29,182,266.01	6.69%	470,681.71	8.651	370	681	76.88
115	790	407,168,476.52	93.31	515,403.13	7.935	402	705	75.77

Total	852	$436,350,742.53	100.00%

(1)	Reflects maximum allowable percentage of original unpaid principal balance.
Fixed Rate Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Fixed Rate Period	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
0	161	$98,851,348.79	22.65%	613,983.53	8.312	421	702	75.11
1	609	288,527,047.21	66.12	473,771.83	8.404	397	700	77.36
3	82	48,972,346.53	11.22	597,223.74	4.836	372	732	68.40

Total	852	$436,350,742.53	100.00%

Prepayment Charge Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Prepayment	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Charge Period	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
0	92	$57,779,597.34	13.24%	628,039.10	8.419	370	719	71.06
6	2	525,270.36	0.12	262,635.18	9.844	394	643	84.90
12	145	92,654,734.92	21.23	638,998.17	8.369	427	711	76.35
24	11	4,270,831.58	0.98	388,257.42	8.926	355	650	78.80
30	1	2,601,068.47	0.60	2,601,068.47	8.250	353	708	76.42
36	601	278,519,239.86	63.83	463,426.36	7.743	397	699	76.60

Total	852	$436,350,742.53	100.00%

Initial Payment Recast Periods

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Initial Payment	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Recast Period	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
60	434	$208,069,490.73	47.68%	479,422.79	8.124	390	705	74.74
120	418	228,281,251.80	52.32	546,127.40	7.854	408	702	76.85

Total	852	$436,350,742.53	100.00%

Sub-Loan Group X-2
Loan Program

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Type of	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
One-Year MTA	480	$218,083,304.12	100.00%	454,340.22	7.582	398	701	77.08

Total	480	$218,083,304.12	100.00%

Current Mortgage Rates(1)

						Weighted		Weighted
Range of			Percent of	Average	Weighted	Average	Weighted	Average
Current	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Rates (as so	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
adjusted) (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
4.750 and Below	45	$27,581,092.46	12.65%	612,913.17	2.272	374	735	72.59
6.251 - 6.750	4	2,469,838.52	1.13	617,459.63	6.520	478	691	74.15
6.751 - 7.250	7	4,366,762.08	2.00	623,823.15	7.037	406	729	77.65
7.251 - 7.750	35	17,031,904.14	7.81	486,625.83	7.693	397	700	72.95
7.751 - 8.250	133	64,410,002.08	29.53	484,285.73	8.113	401	706	77.23
8.251 - 8.750	210	84,207,525.31	38.61	400,988.22	8.617	399	689	79.29
8.751 and Above	46	18,016,179.53	8.26	391,656.08	9.145	407	681	77.30

Total	480	$218,083,304.12	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Sub-Loan Group X-2 (as so adjusted) is expected to be approximately 7.527% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Sub-Loan Group X-2 is expected to be approximately 7.582% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan Principal	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
50,000.01—100,000.00	6	$437,316.80	0.20%	72,886.13	8.052	374	672	73.04
100,000.01—150,000.00	38	4,943,473.36	2.27	130,091.40	8.105	387	664	80.82
150,000.01—200,000.00	26	4,618,788.05	2.12	177,645.69	8.276	395	667	82.20
200,000.01—250,000.00	35	7,881,791.14	3.61	225,194.03	8.325	381	671	84.59
250,000.01—300,000.00	50	13,755,538.74	6.31	275,110.77	8.485	384	668	83.48
300,000.01—350,000.00	37	11,851,211.00	5.43	320,303.00	8.457	386	677	83.25
350,000.01—400,000.00	33	12,302,400.44	5.64	372,800.01	8.052	405	685	79.80
400,000.01—450,000.00	41	17,430,450.80	7.99	425,132.95	8.125	403	691	76.11
450,000.01—500,000.00	42	19,890,547.02	9.12	473,584.45	7.631	389	698	78.06
500,000.01—550,000.00	45	23,594,536.28	10.82	524,323.03	7.819	411	704	77.79
550,000.01—600,000.00	31	17,721,612.77	8.13	571,664.93	7.591	404	721	78.81
600,000.01—650,000.00	30	18,862,193.18	8.65	628,739.77	6.218	386	704	77.23
650,000.01—700,000.00	20	13,362,048.93	6.13	668,102.45	7.260	388	708	75.36
700,000.01—750,000.00	4	2,906,986.20	1.33	726,746.55	8.468	389	731	75.84
750,000.01—1,000,000.00	22	19,289,282.39	8.84	876,785.56	7.696	417	721	73.84
1,000,000.01—1,500,000.00	14	16,779,422.06	7.69	1,198,530.15	6.488	400	723	68.03
1,500,000.01—2,000,000.00	4	6,961,182.00	3.19	1,740,295.50	5.568	357	750	79.12
2,000,000.01 and Above	2	5,494,522.96	2.52	2,747,261.48	7.750	478	700	55.24

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Sub-Loan Group X-2 is approximately $454,340.
FICO Credit Scores(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
FICO Credit	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Scores	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
659 and Below	165	$51,516,503.02	23.62%	312,221.23	8.420	379	642	78.63
660—679	66	32,942,467.46	15.11	499,128.29	8.004	416	668	78.24
680—699	66	29,103,273.87	13.35	440,958.70	8.087	409	691	81.10
700—719	57	29,853,333.99	13.69	523,742.70	7.091	404	708	77.45
720 and Above	126	74,667,725.78	34.24	592,601.00	6.816	397	758	73.79

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Sub-Loan Group X-2 is approximately 701.

Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Documentation	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Program	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
Full/Alternative	76	$25,934,493.16	11.89%	341,243.33	7.746	382	682	84.10
Stated Income/Stated Asset	37	14,239,124.86	6.53	384,841.21	8.209	392	694	78.34
Reduced	350	171,422,278.07	78.60	489,777.94	7.452	403	706	75.87
No Income/No Asset	2	631,086.70	0.29	315,543.35	8.987	356	694	80.00
No Ratio	15	5,856,321.33	2.69	390,421.42	8.970	354	659	78.21

Total	480	$218,083,304.12	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of Original	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	12	$6,851,734.82	3.14%	570,977.90	6.602	437	716	43.68
50.01 - 55.00	5	3,761,657.76	1.72	752,331.55	7.693	357	707	54.01
55.01 - 60.00	10	4,622,652.59	2.12	462,265.26	6.960	427	716	58.05
60.01 - 65.00	10	7,117,378.59	3.26	711,737.86	7.586	436	701	64.27
65.01 - 70.00	36	21,257,312.91	9.75	590,480.91	6.654	398	710	69.04
70.01 - 75.00	62	31,547,475.22	14.47	508,830.25	7.228	398	704	74.00
75.01 - 80.00	222	107,449,715.97	49.27	484,007.73	7.618	398	703	79.45
80.01 - 85.00	1	148,865.87	0.07	148,865.87	8.625	479	650	82.78
85.01 - 90.00	79	22,814,366.43	10.46	288,789.45	8.633	390	680	89.80
90.01 - 95.00	43	12,512,143.96	5.74	290,980.09	8.539	377	688	94.48

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Sub-Loan Group X-2 is approximately 77.08%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Sub-Loan Group X-2 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Combined	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Ratios (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
50.00 and Below	11	$6,459,836.80	2.96%	587,257.89	6.525	435	713	43.36
50.01 - 55.00	5	3,761,657.76	1.72	752,331.55	7.693	357	707	54.01
55.01 - 60.00	8	3,547,235.75	1.63	443,404.47	6.588	435	725	57.86
60.01 - 65.00	7	3,113,731.90	1.43	444,818.84	8.197	423	723	61.98
65.01 - 70.00	34	21,340,751.59	9.79	627,669.16	6.612	413	704	68.46
70.01 - 75.00	46	21,928,074.74	10.05	476,697.28	7.530	395	700	73.93
75.01 - 80.00	128	63,422,443.23	29.08	495,487.84	7.395	388	701	78.99
80.01 - 85.00	9	4,722,981.33	2.17	524,775.70	7.536	398	715	72.78
85.01 - 90.00	189	77,274,447.06	35.43	408,859.51	7.969	402	698	81.67
90.01 - 95.00	43	12,512,143.96	5.74	290,980.09	8.539	377	688	94.48

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Sub-Loan Group X-2 is approximately 80.29%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Sub-Loan Group X-2 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
State	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
California	187	$95,038,097.03	43.58%	508,225.12	8.298	411	696	77.20
Florida	111	42,895,259.11	19.67	386,443.78	8.025	405	692	78.22
Michigan	43	24,025,980.35	11.02	558,743.73	5.214	387	733	70.18
Maryland	26	12,093,247.40	5.55	465,124.90	5.231	363	710	73.02
New Jersey	15	6,787,008.67	3.11	452,467.24	6.490	373	711	78.96
Nevada	11	4,898,212.06	2.25	445,292.01	8.134	390	705	82.41
New York	7	4,404,568.77	2.02	629,224.11	8.184	390	720	76.81
Other	80	27,940,930.73	12.81	349,261.63	7.590	377	697	81.27

Total	480	$218,083,304.12	100.00%

(1)	The Other row in the preceding table includes 24 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.264% of the Mortgage Loans in Sub-Loan Group X-2 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Loan Purpose	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
Purchase	124	$52,717,552.81	24.17%	425,141.55	7.875	393	710	81.36
Refinance (Rate/Term)	155	73,100,449.76	33.52	471,615.80	7.067	394	699	77.42
Refinance (Cash-Out)	201	92,265,301.55	42.31	459,031.35	7.822	405	698	74.37

Total	480	$218,083,304.12	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
Single Family Residence	321	$154,811,182.14	70.99%	482,277.83	7.494	398	701	75.89
Low-rise Condominium	61	17,820,609.48	8.17	292,141.14	8.307	405	709	82.32
High-rise Condominium	12	5,634,284.66	2.58	469,523.72	8.206	399	706	82.17
2-4 Family Residence	18	9,865,144.36	4.52	548,063.58	7.815	405	696	76.07
Planned Unit Development	68	29,952,083.48	13.73	440,471.82	7.407	394	698	79.49

Total	480	$218,083,304.12	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Occupancy Type	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
Primary Residence	412	$196,608,726.17	90.15%	477,205.65	7.544	398	701	76.92
Investment Property	30	10,575,560.40	4.85	352,518.68	7.770	397	700	76.71
Secondary Residence	38	10,899,017.55	5.00	286,816.25	8.084	406	704	80.40

Total	480	$218,083,304.12	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group X-2	($)	Rate (%)	Score	(%)
345	1	$331,870.87	0.15%	331,870.87	7.875	628	90.00
349	2	604,405.01	0.28	302,202.51	8.199	687	90.00
350	4	1,383,636.10	0.63	345,909.03	9.435	691	91.49
351	3	2,049,834.65	0.94	683,278.22	8.189	648	81.67
352	6	2,470,509.84	1.13	411,751.64	8.488	688	82.29
353	12	4,874,719.42	2.24	406,226.62	8.528	671	81.33
354	13	5,301,025.19	2.43	407,771.17	8.823	659	81.43
355	13	3,869,615.19	1.77	297,662.71	8.716	671	81.23
356	26	8,836,332.00	4.05	339,858.92	8.539	699	81.81
357	43	17,766,708.75	8.15	413,179.27	8.528	698	76.35
358	120	53,444,415.62	24.51	445,370.13	6.870	700	76.93
359	89	43,234,387.59	19.82	485,779.64	6.646	715	77.19
469	4	1,574,113.14	0.72	393,528.29	8.455	669	77.39
471	1	216,677.67	0.10	216,677.67	8.375	698	59.83
473	1	292,643.43	0.13	292,643.43	8.000	667	89.84
475	4	1,718,474.94	0.79	429,618.74	8.645	672	74.31
476	4	1,582,295.50	0.73	395,573.88	8.631	720	79.88
477	18	9,739,781.53	4.47	541,098.97	8.648	684	72.16
478	72	39,208,939.98	17.98	544,568.61	7.718	711	74.29
479	44	19,582,917.70	8.98	445,066.31	8.104	704	78.01

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Sub-Loan Group X-2 is approximately 398 months.

Gross Margins(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Range of	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Gross Margins (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	2	$1,336,384.02	0.61%	668,192.01	6.375	478	689	69.19
1.401 - 1.900	5	2,784,099.69	1.28	556,819.94	6.800	467	696	80.39
1.901 - 2.400	5	3,574,808.21	1.64	714,961.64	7.193	399	740	76.83
2.401 - 2.900	55	27,844,084.65	12.77	506,256.08	7.762	411	699	71.21
2.901 - 3.400	142	73,458,887.05	33.68	517,316.11	7.730	399	712	77.56
3.401 - 3.900	200	78,403,506.25	35.95	392,017.53	7.976	392	689	77.63
3.901 - 4.400	52	25,193,523.01	11.55	484,490.83	5.644	393	708	77.55
4.401 - 4.900	15	4,457,813.51	2.04	297,187.57	9.302	384	696	90.64
4.901 - 5.400	4	1,030,197.73	0.47	257,549.43	7.087	358	667	91.80

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Sub-Loan Group X-2 is approximately 3.382%.
Maximum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
9.751 - 10.250	435	$202,017,169.20	92.63%	464,407.29	7.483	399	702	76.22
10.251 - 10.750	4	1,228,046.32	0.56	307,011.58	9.329	438	676	89.93
10.751 - 11.250	19	6,304,254.52	2.89	331,802.87	8.892	415	713	92.50
11.251 - 11.750	6	1,968,651.10	0.90	328,108.52	8.630	373	681	93.86
11.751 - 12.250	14	6,035,992.32	2.77	431,142.31	8.707	355	672	80.17
12.751 - 13.250	1	208,543.09	0.10	208,543.09	8.250	352	661	94.98
13.251 - 13.750	1	320,647.57	0.15	320,647.57	9.125	359	713	95.00

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Sub-Loan Group X-2 is approximately 10.060%.

Minimum Mortgage Rates(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
Range of	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Minimum Mortgage	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Rates (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
0.901 - 1.400	2	$1,336,384.02	0.61%	668,192.01	6.375	478	689	69.19
1.401 - 1.900	5	2,784,099.69	1.28	556,819.94	6.800	467	696	80.39
1.901 - 2.400	5	3,574,808.21	1.64	714,961.64	7.193	399	740	76.83
2.401 - 2.900	55	27,844,084.65	12.77	506,256.08	7.762	411	699	71.21
2.901 - 3.400	142	73,458,887.05	33.68	517,316.11	7.730	399	712	77.56
3.401 - 3.900	200	78,403,506.25	35.95	392,017.53	7.976	392	689	77.63
3.901 - 4.400	52	25,193,523.01	11.55	484,490.83	5.644	393	708	77.55
4.401 - 4.900	15	4,457,813.51	2.04	297,187.57	9.302	384	696	90.64
4.901 - 5.400	4	1,030,197.73	0.47	257,549.43	7.087	358	667	91.80

Total	480	$218,083,304.12	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Sub-Loan Group X-2 is approximately 3.382%.
Initial Rate Adjustment Dates

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Rate	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Adjustment Date	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
April 1, 2006	1	$331,870.87	0.15%	331,870.87	7.875	345	628	90.00
August 1, 2006	6	2,178,518.15	1.00	363,086.36	8.384	436	674	80.89
September 1, 2006	4	1,383,636.10	0.63	345,909.03	9.435	350	691	91.49
October 1, 2006	3	2,120,709.48	0.97	706,903.16	8.092	363	655	78.86
November 1, 2006	6	2,470,509.84	1.13	411,751.64	8.488	352	688	82.29
December 1, 2006	13	4,814,572.78	2.21	370,351.75	8.436	360	668	82.24
January 1, 2007	12	4,894,056.52	2.24	407,838.04	8.819	354	657	80.30
February 1, 2007	14	5,030,906.14	2.31	359,350.44	8.689	396	674	79.09
March 1, 2007	27	9,786,127.54	4.49	362,449.17	8.606	375	698	83.93
April 1, 2007	51	18,816,611.94	8.63	368,953.18	8.477	406	673	81.05
May 1, 2007	170	78,016,739.16	35.77	458,922.00	8.259	413	701	76.49
June 1, 2007	128	60,657,953.14	27.81	473,890.26	8.295	401	707	75.90
July 1, 2007	27	16,174,677.98	7.42	599,062.15	2.393	383	724	71.90
August 1, 2007	18	11,406,414.48	5.23	633,689.69	2.101	360	751	73.57

Total	480	$218,083,304.12	100.00%

Maximum Negative Amortization(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Maximum Negative	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Amortization (%)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
110	39	$18,525,899.83	8.49%	475,023.07	8.632	377	687	78.32
115	441	199,557,404.29	91.51	452,511.12	7.484	400	702	76.97

Total	480	$218,083,304.12	100.00%

(1)	Reflects maximum allowable percentage of original unpaid principal balance.

Fixed Rate Periods at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Fixed Rate Period	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
(Months)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
0	91	$47,534,089.22	21.80%	522,352.63	8.166	415	701	76.30
1	320	130,354,538.24	59.77	407,357.93	8.378	399	692	79.37
3	69	40,194,676.66	18.43	582,531.55	4.307	374	732	70.57

Total	480	$218,083,304.12	100.00%

Prepayment Charge Period at Origination

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Prepayment Charge	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Period (Months)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
36	480	$218,083,304.12	100.00%	454,340.22	7.582	398	701	77.08

Total	480	$218,083,304.12	100.00%

Initial Payment Recast Periods

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
		Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	Number of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
Initial Payment Recast	Mortgage	Balance	Sub-Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Period (Months)	Loans	Outstanding	Group X-2	($)	Rate (%)	(Months)	Score	(%)
60	232	$98,798,074.24	45.30%	425,853.77	7.837	388	697	76.11
120	248	119,285,229.88	54.70	480,988.83	7.370	406	704	77.89

Total	480	$218,083,304.12	100.00%

Annex B
Prepayment Charge Schedule
The tables below indicate the type of prepayment charge applicable to the Mortgage Loans in Sub-Loan Group X-1 and Sub-Loan Group X-2, and the number and aggregate Stated Principal Balance of the Mortgage Loans in that Sub-Loan Group, as applicable, with each type of prepayment charge.
Sub-Loan Group X-1

	Number of	Aggregate Stated Principal
Prepayment Charge Type	Mortgage Loans	Balance ($)
1% of the Aggregate 12 Months Prepayment > 20% Original Balance	2	298,695.56
1% Original Balance	9	2,038,121.60
1% Unpaid Balance	43	10,448,351.37
2 Months Interest > 1/3 Original Balance	4	1,217,939.08
2 Months Interest Aggregate 12 Months > 1/3 Original Balance	9	2,238,454.06
2% Original Balance	3	513,747.27
2% Unpaid Balance	6	1,454,293.68
3 Months Interest or Balance of First Year Interest and Additional 3 Months Interest	1	289,393.07
5% Original Balance	1	377,009.14
5% Unpaid Balance	3	948,155.61
5%/4%/3% Unpaid Balance (1st Year/2nd Year/3rd Year)	2	522,005.89
6 Months Interest > 20% Original Balance	1	259,514.36
6 Months Interest Aggregate 12 Months > 20% Original Balance	439	116,593,316.18
6 Months Interest Aggregate 36 Months > 20% Original Balance	1	374,493.66
6 Months Interest on Aggregate 12 Month Prepayment	1	367,030.70
6 Months Interest Aggregate 12 Months > 20% Unpaid Balance	14	4,007,572.65
6 Months Interest Aggregate 12 Months > 80% Original Balance	1	131,624.57
6 Months Interest Aggregate 24 Months > 20% Original Balance	2	632,978.51
Unknown	10	2,701,354.61

Total	552	145,414,051.57

B-1

Sub-Loan Group X-2

	Number of	Aggregate Stated Principal
Prepayment Charge Type	Mortgage Loans	Balance ($)
1% of the Aggregate 12 Months Prepayment > 20% Original Balance	1	164,481.92
1% Original Balance	3	1,372,071.01
1% Unpaid Balance	43	25,275,557.82
12 Months Interest Aggregate 12 Months > 20% Original Balance	1	541,012.31
2 Months Interest Aggregate 36 Months > 20% Original	1	592,482.38
2 Months Interest > 1/3 Original Balance	8	4,839,912.54
2 Months Interest Aggregate 12 Months > 1/3 Original Balance	10	4,479,827.57
2% Original Balance	2	981,778.75
2% Unpaid Balance	6	2,270,241.34
5% Unpaid Balance	2	720,079.58
6 Months Interest > 20% Original Balance	3	1,510,876.32
6 Months Interest Aggregate 12 Months > 20% Original Balance	377	166,203,880.15
6 Months Interest Aggregate 36 Months > 20% Original Balance	2	996,059.16
6 Months Interest Aggregate 12 Months Exceeds 20% Unpaid Balance	12	3,064,212.27
Unknown	9	5,070,831.00

Total	480	218,083,304.12

B-2